Exhibit 10.1

FOURTH AMENDED AND RESTATED

LIMITED PARTNERSHIP AGREEMENT

OF

SMARTSTOP OP, L.P.

SmartStop OP, L.P., formerly known as Strategic Storage Operating Partnership II, L.P. (the “Partnership”), was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on January 9, 2013. This Fourth Amended and Restated Limited Partnership Agreement (“Agreement”) is entered into on November 6, 2025 to be effective as of October 1, 2025, among SmartStop Self Storge REIT, Inc., formerly known as Strategic Storage Trust II, Inc., a Maryland corporation (the “General Partner”), and the Limited Partners party hereto from time to time. Capitalized terms used herein but not otherwise defined shall have the meanings given them in Article 1.

WHEREAS, the General Partner and Strategic Storage Advisor II, LLC, as the “Original Limited Partner” entered into that certain Agreement of Limited Partnership of Strategic Storage Operating Partnership II, L.P., dated as of January 10, 2013, pursuant to which the Partnership was formed (the “Original Agreement”);

WHEREAS, the General Partner and the Limited Partners entered into a First Amended and Restated Limited Partnership Agreement of the Partnership, dated as of January 10, 2014 (the “First Amended and Restated Agreement”), to amend and restate the Original Agreement;

WHEREAS, the General Partner and the Limited Partners entered into a Second Amended and Restated Limited Partnership Agreement of the Partnership (the “Second Amended and Restated Agreement”), dated as of November 3, 2014, to designate and reclassify the existing Partnership Units into “Common Units,” reflect the designation of the “Preferred Units,” make certain revisions to the allocation and distribution provisions and make other conforming changes;

WHEREAS, the General Partner and the Limited Partners entered into a Third Amended and Restated Limited Partnership Agreement of the Partnership (the “Third Amended and Restated Agreement”), dated as of June 28, 2019, to among other things reflect the redemption of all of the partnership interests held by the Original Limited Partner, the elimination of the “Special Limited Partner” interest, and to make other conforming amendments;

WHEREAS, the General Partner entered into certain Amendments to the Third Amended and Restated Agreement to create a new class of “LTIP Units,” create a new class of “Series A Convertible Preferred Partnership Units” and implement certain other changes;

WHEREAS, on April 3, 2025, the General Partner closed an underwritten public offering of undesignated common stock of the General Partner and the Partnership issued a corresponding number of Common Units to the General Partner equal to the net proceeds from such public offering;

WHEREAS, pursuant to Section 4.2(a)(i), Section 6.1(a)(iii) and Article 11 of the Third Amended and Restated Agreement, such agreement may be amended by the General Partner without the consent of the Limited Partners to, among other things, reflect the issuance of additional Partnership Interests; and

WHEREAS, the General Partner and certain of the Limited Partners now desire to amend and restate the Third Amended and Restated Agreement to consolidate certain of the Amendments to the Third Amended and Restated Agreement, remove references to the Series A Convertible Preferred Partnership Units, which have been redeemed in full, reflect the automatic conversion of Class A common stock and Class T common stock into undesignated common stock of the General Partner that occurred on October 1, 2025, reflect the issuance of undesignated Common Units and to make other conforming changes.

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Third Amended and Restated Agreement in its entirety and continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

ARTICLE 1

DEFINED TERMS

The following defined terms used in this Agreement shall have the meanings specified below:

Act means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time.

Additional Funds has the meaning set forth in Section 4.3.

Additional Securities means any additional REIT Shares (other than REIT Shares issued in connection with an exchange pursuant to Section 8.4 hereof) or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares, as set forth in Section 4.2(a)(ii).

Adjusted Capital Account means the Capital Account maintained for each Partner as of the end of each Partnership Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.701-4(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

Adjustment Event has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Administrative Expenses means (i) all administrative and operating costs and expenses incurred by the Partnership, (ii) those administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clause (ii) above, REIT Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to Properties or partnership interests in a Subsidiary Partnership (other than this Partnership) that are owned by the General Partner directly.

Affiliate or Affiliated means, as to any other Person, any of the following:

(a) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent (10%) or more of the outstanding voting securities of such other Person;

(b) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person;

(c) any Person directly or indirectly controlling, controlled by or under common control with such other Person;

(d) any executive officer, director, trustee or general partner of such other Person; and

(e) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Agreed Value means the fair market value of a Partner’s non-cash Capital Contribution as of the date of contribution as agreed to by such Partner and the General Partner. The names and addresses of the General Partner and Limited Partners, number of Partnership Units issued to each of them, and their respective Capital Contributions as of the date of contribution is set forth on Exhibit A.

Agreement means this Fourth Amended and Restated Limited Partnership Agreement, as amended, modified supplemented or restated from time to time, as the context requires.

Articles of Incorporation means the General Partner’s Second Articles of Amendment and Restatement filed with the Maryland State Department of Assessments and Taxation, as amended, supplemented or restated from time to time.

Capital Account has the meaning provided in Section 4.4 hereof.

Capital Account Limitation means the percentage calculated by dividing (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to his or her ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion.

Capital Contribution means the total amount of cash, cash equivalents, and the Agreed Value of any Property or other asset (other than cash) contributed or agreed to be contributed, as the context requires, to the Partnership by each Partner pursuant to the terms of this Agreement. Any reference to the Capital Contribution of a Partner shall include the Capital Contribution made by a predecessor holder of the Partnership Interest of such Partner.

Cash Amount means an amount of cash equal to the product of the Value of one REIT Share and the REIT Shares Amount on the date of receipt by the General Partner of a Notice of Exchange.

Certificate means any instrument or document that is required under the laws of the State of Delaware, or any other jurisdiction in which the Partnership conducts business, to be signed and sworn to by the Partners of the Partnership (either by themselves or pursuant to the power-of-attorney granted to the General Partner in Section 8.2 hereof) and filed for recording in the appropriate public offices within the State of Delaware or such other jurisdiction to perfect or maintain the Partnership as a limited partnership, to effect the admission, withdrawal, or substitution of any Partner of the Partnership, or to protect the limited liability of the Limited Partners as limited partners under the laws of the State of Delaware or such other jurisdiction.

Class A Unit means a Partnership Unit previously issued by the Partnership, which shall now be deemed an undesignated Common Unit under this Agreement.

Class A-1 Unit means a Partnership Unit representing a Limited Partnership Interest issued to SmartStop OP Holdings, LLC pursuant to the Contribution Agreement and having the rights, privileges, limitations, and restrictions described on Exhibit C.

Class T Unit means a Partnership Unit previously issued by the Partnership, which shall now be deemed an undesignated Common Unit under this Agreement.

Code means the Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time. Reference to any particular provision of the Code shall mean that provision in the Code at the date hereof and any successor provision of the Code.

Common Unit means a Partnership Unit that is not a Preferred Unit, including but not limited to, undesignated Common Units, Class A-1 Units and LTIP Units.

Common Unit Economic Balance means (i) the aggregate Capital Account balance of the holders of Common Units, plus the aggregate amount of such holders’ share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to such holders’ ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 14 of the LTIP Unit Designation set forth in Exhibit D hereof, divided by (ii) the aggregate number of such holders’ Common Units.

Constituent Person has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Contribution Agreement means that certain Contribution Agreement by and among the Partnership, SmartStop OP Holdings, LLC, and various other parties dated June 28, 2019.

Conversion Date has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Conversion Factor means 1.0, provided that in the event that the General Partner (i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a Distribution to all holders of its outstanding REIT Shares in REIT Shares, (ii) subdivides its outstanding REIT Shares, or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on such date and, provided further, that in the event that an entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General Partner with or into another entity (the “Successor Entity”), the Conversion Factor shall be adjusted by multiplying the Conversion Factor by the number of shares of the Successor Entity into which one REIT Share is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event; provided, however, that if the General Partner receives a Notice of Exchange after the record date, but prior to the effective date of such dividend, distribution, subdivision or combination, the Conversion Factor shall be determined as if the General Partner had received the Notice of Exchange immediately prior to the record date for such dividend, distribution, subdivision or combination. A separate Conversion Factor shall be determined for each class of Partnership Units by taking into account only the outstanding REIT Shares having the same class designation as the applicable class of Partnership Units.

Conversion Notice has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Conversion Right has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Designated Individual has the meaning set forth in Section 10.5(a) hereof.

Distribution means any dividends or other distributions of money or other property paid by the General Partner to the holders of its REIT Shares or preferred stock, including dividends that may constitute a return of capital for federal income tax purposes.

Distribution Participation Date has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Economic Capital Account Balance means, with respect to a holder of LTIP Units his or her Capital Account balance, plus the amount of his or her share of any Partner Nonrecourse Debt Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to his or her ownership of LTIP Units.

Eligible Unit means, as of the time any Liquidating Gain is available to be allocated to an LTIP Unit, an LTIP Unit to the extent, since the date of issuance of such LTIP Unit, such Liquidating Gain when aggregated with other Liquidating Gains realized since the date of issuance of such LTIP Unit exceeds Liquidating Losses realized since the date of issuance of such LTIP Unit.

Event of Bankruptcy as to any Person means the filing of a petition for relief as to such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or similar provision of law of any jurisdiction (except if such petition is contested by such Person and has been dismissed within 90 days); insolvency or bankruptcy of such Person as finally determined by a court proceeding; filing by such Person of a petition or application to accomplish the same or for the appointment of a receiver or a trustee for such Person or a substantial part of his assets; commencement of any proceedings relating to such Person as a debtor under any other reorganization, arrangement, insolvency, adjustment of debt or liquidation law of any jurisdiction, whether now in existence or hereinafter in effect, either by such Person or by another, provided that if such proceeding is commenced by another, such Person indicates his approval of such proceeding, consents thereto or acquiesces therein, or such proceeding is contested by such Person and has not been finally dismissed within 90 days.

Exchanged REIT Shares has the meaning set forth in Section 7.1(e) hereof.

Exchange Right has the meaning provided in Section 8.4(a) hereof.

Exchanging Partner has the meaning provided in Section 8.4(a) hereof.

Forced Conversion has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Forced Conversion Notice has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Foreign Source Income includes all items of net or gross income derived from sources outside of the United States.

GAAP means generally accepted accounting principles consistently applied as used in the United States.

General Partner means SmartStop Self Storage REIT, Inc., a Maryland corporation, and any Person who becomes a substitute or additional General Partner as provided herein, and any of their successors as General Partner.

General Partnership Interest means a Partnership Interest held by the General Partner that is a general partnership interest. The number of Common Units held by the General Partner equal to one percent (1%) of all outstanding Common Units from time to time is hereby designated as the General Partnership Interest.

Gross Asset Value means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a) the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the Agreed Value of such asset on the date of contribution, as determined by the General Partner and agreed to by the contributing Person;

(b) the Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clauses (i) through (v) below may, in the discretion of the General Partner, be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt, as of the following times:

(i) the acquisition of an additional interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution;

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership;

(iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv) the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner of the Partnership (including the grant of an LTIP Unit); and

(v) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2;

(c) the Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the General Partner; provided , however , that if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by appraisal;

(d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d);

(e) if the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the depreciation taken into account with respect to such asset for purposes of computing Profits and Losses; and

(f) if any Unvested LTIP Units are forfeited then upon such forfeiture, the Gross Asset Value of the Partnership’s assets shall be reduced by the amount of any reduction of such Partner’s Capital Account attributable to the forfeiture of such Unvested LTIP Units.

Indemnitee means (i) the General Partner or a director, officer or employee of the General Partner or Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time, in its sole and absolute discretion.

Independent Director means a director of the General Partner who is not an officer or employee of the General Partner and meets the requirements for independence as defined by the General Partner’s Articles of Incorporation.

Initial Holding Period means with respect to any Common Units held by a Qualifying Party or any of their successors-in-interest, a period ending on the day after the first twelve (12) month anniversary of such date that the Qualifying Party first became a holder of such Common Units; provided, however, that the General Partner may, in its sole and absolute discretion, by written agreement with a Qualifying Party or any such successor-in-interest, shorten or lengthen the Initial Holding Period applicable to any Common Units held by a Qualifying Party and/or its successors-in-interest to a period of shorter or longer than twelve (12) months. For sake of clarity, as applied to a Common Unit that is issued upon conversion of an LTIP Unit pursuant to Section 8 of the LTIP Unit Designation set forth in Exhibit D hereof (and subject to the proviso in the immediately preceding sentence, if applicable), the Initial Holding Period of such Common Unit shall include the holding period for such converted LTIP Unit.

Joint Venture or Joint Ventures means those joint venture or general partnership arrangements in which the General Partner or the Partnership is a co-venturer or general partner which are established to acquire Properties.

Limited Partner means any Person, including LTIP Unitholders, named as a Limited Partner on Exhibit A attached hereto or maintained in the records of the Partnership by the General Partner, and any Person who becomes a Substitute Limited Partner, in such Person’s capacity as a Limited Partner in the Partnership. A Limited Partner may hold undesignated Common Units, Class A Units, Class A-1 Units, LTIP Units, Preferred Units, or any combination thereof.

Limited Partnership Interest means the ownership interest of a Limited Partner in the Partnership at any particular time, including the right of such Limited Partner to any and all benefits to which such Limited Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Limited Partner to comply with all the provisions of this Agreement and of such Act.

Liquidating Event means any of the following: (i) an event of withdrawal, as defined in Section 10-402(2)-(9) of the Act (including without limitation, bankruptcy), or the withdrawal in violation of this Agreement, of the last remaining General Partner unless, within ninety (90) days after withdrawal, a majority in interest of the Partners remaining agree in writing, in their sole and absolute discretion, to continue the Partnership and to the appointment, effective as of the date of such withdrawal, of a successor General Partner; (ii) an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with or without the consent of the Partners; (iii) entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act; or (iv) the redemption or other acquisition by the Partnership or the General Partner of all Partnership Interests other than Partnership Interests held by the General Partner.

Liquidating Gains means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in this Agreement.

Liquidating Losses means any net loss realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net loss realized in connection with an adjustment to the Gross Asset Value of Partnership assets under the definition of Gross Asset Value in this Agreement.

Liquidation Preference means, with respect to any Preferred Unit as of any date of determination, the amount (including distributions accumulated, due or payable through the date of determination) payable with respect to such Preferred Unit (as established by the instrument designating such Preferred Unit) upon the voluntary or involuntary dissolution or winding up of the Partnership as a preference over distributions to Partnership Units ranking junior to such Preferred Unit.

Listing means the approval of the REIT Shares, issued by the General Partner pursuant to an effective registration statement, on a National Securities Exchange. Upon Listing, the shares shall be deemed Listed.

Loss has the meaning provided in Section 5.1(f) hereof.

LTIP Unit means a Partnership Unit which is designated as an LTIP Unit and which has the rights preferences and other privileges as designated in the LTIP Unit Designation set forth in Exhibit D hereof, and elsewhere in the Agreement, and any applicable LTIP Unit Agreement. The allocation of LTIP Units among the Partners shall be maintained in the records of the Partnership by the General Partner and the total outstanding Vested LTIP Units shall be set forth on Exhibit A to the Agreement as it may be amended or restated from time to time.

LTIP Unit Agreement means each or any, as the context implies, agreement or instrument entered into by an LTIP Unitholder upon the acceptance of an award of LTIP Units, including a time based LTIP Unit Agreement and a performance based LTIP Unit Agreement.

LTIP Unit Initial Sharing Percentage has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

LTIP Unitholder means a Partner that holds LTIP Units.

National Securities Exchange means any securities exchange registered with the SEC pursuant to Section 6 of the Securities Exchange Act of 1934, as amended.

Net Sale Proceeds means in the case of a transaction described in clause (a) of the definition of Sale, the net proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Partnership. In the case of a transaction described in clause (b) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Partnership in connection with such transaction. In the case of a transaction described in clause (c) of such definition, Net Sale Proceeds means the net proceeds of any such transaction actually distributed to the Partnership from the Joint Venture less any expenses incurred by the Partnership in connection with such transaction. In the case of a transaction or series of transactions described in clause (d) of the definition of Sale, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all commissions and closing costs paid by the Partnership. In the case of a transaction described in clause (e) of such definition, Net Sale Proceeds means the net proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Partnership in connection with such transaction. Net Sale Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the General Partner, in its capacity as general partner of the Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sale Proceeds shall be calculated after repayment of any outstanding indebtedness secured by the asset disposed of in the sale.

Notice of Exchange means the Notice of Exercise of Exchange Right substantially in the form attached as Exhibit B hereto.

Offer has the meaning set forth in Section 7.1(b)(ii) hereof.

Offering means an offering of Stock that is either (a) registered with the SEC, or (b) exempt from such registration, excluding Stock offered under any employee benefit plan.

Opt-out Election has the meaning set forth in Section 10.5(c) hereof.

Partner means any General Partner or Limited Partner.

Partner Nonrecourse Debt Minimum Gain has the meaning set forth in Regulations Section 1.704-2(i). A Partner’s share of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(i)(5).

Partnership means SmartStop OP, L.P., a Delaware limited partnership.

Partnership Interest means an ownership interest in the Partnership held by either a limited partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

Partnership Minimum Gain has the meaning set forth in Regulations Section 1.704-2(d). In accordance with Regulations Section 1.704-2(d), the amount of Partnership Minimum Gain is determined by first computing, for each Partnership nonrecourse liability, any gain the Partnership would realize if it disposed of the property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. A Partner’s share of Partnership Minimum Gain shall be determined in accordance with Regulations Section 1.704-2(g)(1).

Partnership Record Date means the record date established by the General Partner for the distribution of cash pursuant to Section 5.2 hereof, which record date shall be the same as the record date established by the General Partner for a Distribution to the Stockholders of some or all of its portion of such distribution.

Partnership Representative has the meaning set forth in Section 10.5(a) hereof.

Partnership Transaction has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereto.

Partnership Unit means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder, including but not limited to, undesignated Common Units, Class A Units, Class A-1 Units, Class T Units, LTIP Units and any future Common Units or Preferred Units designated by the General Partner. Without limitation on the authority of the General Partner as set forth in Section 4.2 hereof, the General Partner may designate any Partnership Units, when issued, as Common Units, LTIP Units or Preferred Units, may establish any other class of Partnership Units, and may designate one or more series of any class of Partnership Units. The allocation of Partnership Units of each class among the Partners shall be as set forth on Exhibit A, as such Exhibit may be amended from time to time.

Partnership Year means the fiscal year of the Partnership, which shall be the calendar year.

Percentage Interest means as to a Partner, with respect to any class or series of Partnership Units held by such Partner, its interest in such class or series of Partnership Units as determined by dividing the number of Partnership Units in such class or series owned by such Partner by the total number of Partnership Units in such class or series then outstanding and includes any and all benefits to which the holder of such a Partnership Units may be entitled as provided in this Agreement, together with all obligations of such Partner to comply with the terms and provisions of this Agreement. For purposes of determining the rights and relationships among the various classes and series of Partnership Units, LTIP Units shall be treated as Common Units, and Preferred Units shall not be considered to have any share of the aggregate Percentage Interest in the Partnership unless, and only to the extent, provided otherwise in the instrument creating such class or series of Preferred Units.

Person means any individual, partnership, limited liability company, corporation, joint venture, trust or other entity.

Plan means the SmartStop Self Storage REIT, Inc. 2022 Long-Term Incentive Plan, effective as of June 15, 2022, as may be amended.

Preferred Unit means any Partnership Unit issued from time to time pursuant to Section 4.2 hereof that is specifically designated by the General Partner at the time of its issuance as a Preferred Unit. Each class or series of Preferred Units shall have such designations, preferences, and relative, participating, optional, or other special rights, powers, and duties, including rights, powers and duties senior to the Common Units, all as determined by the General Partner, subject to compliance with the requirements of Section 4.2 hereof.

Profit has the meaning provided in Section 5.1(f) hereof.

Property or Properties means the real properties or real estate investments which are acquired by the General Partner either directly or through the Partnership, Joint Ventures, partnerships or other entities.

Proposed Section 83 Safe Harbor Regulation has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Push-out Election has the meaning set forth in Section 10.5(c) hereof.

Qualifying Party means (a) a Limited Partner, (b) an assignee of a Limited Partnership Interest of a Limited Partner, as described in Section 9.3 of the Agreement, or (c) a Person, who is the transferee of a Partnership Interest in a permitted Transfer, as described in Section 9.2(b) of the Agreement; provided, however, that a Qualifying Party shall not include the General Partner.

Received REIT Shares has the meaning set forth in Section 7.1(e) hereof.

Regulations means the federal income tax regulations promulgated under the Code, as amended and as hereafter amended from time to time. Reference to any particular provision of the Regulations shall mean that provision of the Regulations on the date hereof and any successor provision of the Regulations.

Regulatory Allocations has the meaning set forth in Section 5.1(i) hereof.

REIT means a real estate investment trust under Sections 856 through 860 of the Code.

REIT Expenses means (i) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer, or employee of the General Partner, (ii) costs and expenses relating to any Offering and registration of securities or exemption from registration by the General Partner and all statements, reports, fees and expenses incidental thereto, including, without limitation, underwriting discounts and sales commissions applicable to any such Offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (iii) costs and expenses associated with any repurchase of any securities by the General Partner, (iv) costs and expenses associated with the preparation and filing of any periodic or other reports and communications by the General Partner under federal, state or local laws or regulations, including filings with the SEC, (v) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the SEC and any National Securities Exchange, (vi) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the employees of the

General Partner, (vii) costs and expenses incurred by the General Partner relating to any issuance or redemption of Partnership Interests, and (viii) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.

REIT Share means a share of common stock, par value $0.001 per share, in the General Partner (or successor entity, as the case may be), the terms and conditions of which are set forth in the Articles of Incorporation.

REIT Shares Amount means a number of REIT Shares equal to the product of the number of Partnership Units offered for exchange by an Exchanging Partner, multiplied by the Conversion Factor as adjusted to and including the Specified Exchange Date; provided that in the event the General Partner issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the Stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “rights”), and the rights have not expired at the Specified Exchange Date, then the REIT Shares Amount shall also include the rights issuable to a holder of the REIT Shares Amount of REIT Shares on the record date fixed for purposes of determining the holders of REIT Shares entitled to rights.

Sale or Sales means any transaction or series of transactions whereby: (a) the Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (b) the Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Partnership in any Joint Venture in which it is a co-venturer or partner; (c) any Joint Venture in which the Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (d) the Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (e) the Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Partnership.

SEC means the Securities and Exchange Commission.

Section 83 Safe Harbor has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Securities Act means the Securities Act of 1933, as amended.

Service means the Internal Revenue Service.

Specified Exchange Date means the 31st day following the receipt by the General Partner of the Notice of Exchange or, if such date is not a business day, the immediately succeeding business day.

Stock means shares of stock of the General Partner of any class or series, including REIT Shares, preferred stock or shares-in-trust.

Stockholders means the registered holders of the General Partner’s Stock.

Subsidiary means, with respect to any Person, any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

Subsidiary Partnership means any partnership of which the partnership interests therein are owned by the General Partner or a direct or indirect Subsidiary of the General Partner.

Substitute Limited Partner means any Person admitted to the Partnership as a Limited Partner pursuant to Section 9.3 hereof.

Successor Entity has the meaning provided in the definition of “Conversion Factor” contained herein.

Surviving General Partner has the meaning set forth in Section 7.1(c) hereof.

Terminating Capital Transaction means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, in any case, not in the ordinary course of the Partnership’s business.

Transaction has the meaning set forth in Section 7.1(b) hereof.

Transfer has the meaning set forth in Section 9.2(a) hereof.

Unvested LTIP Units has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

Value means, with respect to REIT Shares, the average of the daily Market Price of such REIT Share for the ten (10) consecutive trading days immediately preceding the date of such valuation; provided, however, that the date of such valuation for purposes of Section 8.4 shall be three (3) business days prior to the Specified Exchange Date. The Market Price for each such trading day shall be the Closing Price for such REIT Shares on such date. The Closing Price on any date shall mean: (i) if the REIT Shares are Listed, the last sale price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, on such day; (ii) if the REIT Shares are not Listed, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not Listed and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

Vested LTIP Units has the meaning provided in the LTIP Unit Designation set forth in Exhibit D hereof.

ARTICLE 2

PARTNERSHIP FORMATION AND IDENTIFICATION

2.1. Formation. The Partnership was formed as a limited partnership pursuant to the Act for the purposes and upon the terms and conditions set forth in this Agreement.

2.2. Name, Office and Registered Agent. The name of the Partnership is SmartStop OP, L.P. The specified office and place of business of the Partnership shall be 10 Terrace Road, Ladera Ranch, California 92694. The General Partner may at any time change the location of such office, provided the General

Partner gives notice to the Partners of any such change. The name and address of the Partnership’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The sole duty of the registered agent as such is to forward to the Partnership any notice that is served on him as registered agent.

2.3. Partners

(a) The General Partner of the Partnership is SmartStop Self Storage REIT, Inc., a Maryland corporation. Its principal place of business is the same as that of the Partnership.

(b) The Limited Partners are those Persons identified as Limited Partners on Exhibit A hereto, as amended from time to time.

2.4. Term and Dissolution

(a) The Partnership shall have perpetual duration, except that the Partnership shall be dissolved upon the first to occur of any of the following events:

(i) The occurrence of an Event of Bankruptcy as to a General Partner or the dissolution, death, removal or withdrawal of a General Partner unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof; provided that if a General Partner is on the date of such occurrence a partnership, the dissolution of such General Partner as a result of the dissolution, death, withdrawal, removal or Event of Bankruptcy of a partner in such partnership shall not be an event of dissolution of the Partnership if the business of such General Partner is continued by the remaining partner or partners, either alone or with additional partners, and such General Partner and such partners comply with any other applicable requirements of this Agreement;

(ii) The passage of ninety (90) days after the sale or other disposition of all or substantially all of the assets of the Partnership (provided that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved under the provisions of this Agreement, until such time as such note or notes are paid in full);

(iii) The exchange of all Limited Partnership Interests (other than any of such interests held by the General Partner or Affiliates of the General Partner) for REIT Shares or the securities of any other entity; or

(iv) The election by the General Partner that the Partnership should be dissolved.

(b) Upon dissolution of the Partnership (unless the business of the Partnership is continued pursuant to Section 7.3(b) hereof), the General Partner (or its trustee, receiver, successor or legal representative) shall amend or cancel the Certificate and liquidate the Partnership’s assets and apply and distribute the proceeds thereof in accordance with Section 5.6 hereof. Notwithstanding the foregoing, the liquidating General Partner may either (i) defer liquidation of, or withhold from distribution for a reasonable time, any assets of the Partnership (including those necessary to satisfy the Partnership’s debts and obligations), or (ii) distribute the assets to the Partners in kind.

2.5. Filing of Certificate and Perfection of Limited Partnership. The General Partner shall execute, acknowledge, record and file at the expense of the Partnership, the Certificate any and all amendments thereto and all requisite fictitious name statements and notices in such places and jurisdictions as may be necessary to cause the Partnership to be treated as a limited partnership under, and otherwise to comply with, the laws of each state or other jurisdiction in which the Partnership conducts business.

2.6. Certificates Describing Partnership Units. At the request of a Limited Partner, the General Partner, at its option, may issue a certificate summarizing the terms of such Limited Partner’s interest in the Partnership, including the number of Partnership Units owned and the Percentage Interest represented by such Partnership Units as of the date of such certificate. Any such certificate (i) shall be in form and substance as approved by the General Partner, (ii) shall not be negotiable and (iii) shall bear a legend to the following effect:

This certificate is not negotiable. The Partnership Units represented by this certificate are governed by and transferable only in accordance with the provisions of the Fourth Amended and Restated Limited Partnership Agreement of SmartStop OP, L.P., as amended from time to time.

ARTICLE 3

BUSINESS OF THE PARTNERSHIP

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the General Partner’s right in its sole and absolute discretion to cease qualifying as a REIT, the Partners acknowledge that the General Partner’s current status as a REIT and the avoidance of income and excise taxes on the General Partner inures to the benefit of all the Partners and not solely to the General Partner. Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate its status as a REIT under the Code at any time to the full extent permitted under the Articles of Incorporation. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code.

ARTICLE 4

CAPITAL CONTRIBUTIONS AND ACCOUNTS

4.1. Capital Contributions. The General Partner and Limited Partners have made Capital Contributions to the Partnership in exchange for the Partnership Interests set forth opposite their names on Exhibit A, as amended from time to time.

4.2. Additional Capital Contributions and Issuances of Additional Partnership Interests. Except as provided in this Section 4.2 or in Section 4.3, the Partners shall have no right or obligation to make any additional Capital Contributions or loans to the Partnership. The General Partner may contribute additional capital to the Partnership, from time to time, and receive additional Partnership Interests in respect thereof, in the manner contemplated in this Section 4.2.

(a) Issuances of Additional Partnership Interests.

(i) General. The General Partner is hereby authorized to cause the Partnership to issue such additional Partnership Interests in the form of Partnership Units for any Partnership purpose at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partner. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to any Common Units, all as shall be determined by the

General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation: (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner unless:

(1) (A) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other interests in the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the General Partner by the partnership in accordance with this Section 4.2, and (B) the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such shares of stock of or other interests in the General Partner.

(2) the additional Partnership Interests are issued in exchange for property owned by the General Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3) additional Partnership Interests are issued to all Partners holding Partnership Units in proportion to their respective Percentage Interests.

In addition, the General Partner may acquire Partnership Interests from other Partners pursuant to this Agreement. In the event that the Partnership issues Partnership Interests pursuant to this Section 4.2(a), the General Partner shall make such revisions to this Agreement (without any requirement of receiving approval of the Limited Partners) as it deems necessary to reflect the issuance of such additional Partnership Interests and any special rights, powers, and duties associated therewith.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

(ii) Upon Issuance of Additional Securities. The General Partner shall not issue any Additional Securities other than to all holders of REIT Shares, unless (A) the General Partner shall cause the Partnership to issue to the General Partner, as the General Partner may designate, Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the Additional Securities, and (B) the General Partner contributes the net proceeds from the issuance of such Additional Securities and from any exercise of rights contained in such Additional Securities, directly through the General Partner, to the Partnership; provided, however, that the General Partner is allowed to issue Additional Securities in connection with an acquisition of a property to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of Additional Securities have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors (as defined in the General Partner’s Articles of Incorporation). Without limiting the foregoing, the General Partner is expressly authorized to issue Additional Securities for less than fair market value, and to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, including without limitation, the issuance of REIT Shares and corresponding Partnership Units pursuant to an employee share purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise, and (y) the General Partner contributes all proceeds from such issuance to the Partnership. For example, in the event the General Partner issues REIT Shares of any class for a cash purchase price and contributes all of the proceeds of such issuance to the Partnership, the General Partner shall be issued a number of additional Partnership Units having the same class designation as the issued REIT Shares equal to the product of (A) the number of such REIT Shares of that class issued by the General Partner, the proceeds of which were so contributed, multiplied by (B) a fraction, the numerator of which is 100%, and the denominator of which is the Conversion Factor for that class of Partnership Units in effect on the date of such contribution.

(b) Certain Deemed Contributions of Proceeds of Issuance of REIT Shares. In connection with any and all issuances of REIT Shares, the General Partner shall make Capital Contributions to the Partnership of the proceeds therefrom, provided that if the proceeds actually received and contributed by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made Capital Contributions to the Partnership in the aggregate amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have paid such offering expenses in accordance with Section 6.5 hereof and in connection with the required issuance of additional Partnership Units to the General Partner for such Capital Contributions pursuant to Section 4.2(a) hereof, and any such expenses shall be allocable solely to the class of Partnership Units issued to the General Partner at such time.

4.3. Additional Funding. If the General Partner determines that it is in the best interests of the Partnership to provide for additional Partnership funds (“Additional Funds”) for any Partnership purpose, the General Partner may (i) cause the Partnership to obtain such funds from outside borrowings, or (ii) elect to have the General Partner or any of its Affiliates provide such Additional Funds to the Partnership through loans or otherwise.

4.4. Capital Accounts. A separate capital account (a “Capital Account”) shall be established and maintained for each Partner in accordance with Regulations Section 1.704-1(b)(2)(iv). If (i) a new or existing Partner acquires an additional Partnership Interest in exchange for more than a de minimis Capital Contribution, (ii) the Partnership distributes to a Partner more than a de minimis amount of Partnership property as consideration for a Partnership Interest, (iii) the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) or (iv) a Partnership Interest (other than a de minimis interest) is granted as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity in anticipation of being a Partner, the General Partner shall revalue the property of the Partnership to its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) in accordance with Regulations Section 1.704-1(b)(2)(iv)(f). When the Partnership’s property is revalued by the General Partner, the Capital Accounts of the Partners shall be adjusted in accordance with Regulations Sections 1.704-1(b)(2)(iv)(f) and (g), which generally require such Capital Accounts to be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the Partners pursuant to Section 5.1 if there were a taxable disposition of such property for its fair market value (as determined by the General Partner, in its sole and absolute discretion, and taking into account Section 7701(g) of the Code) on the date of the revaluation.

4.5. Percentage Interests. If the number of outstanding Partnership Units increases or decreases during a taxable year, each Partner’s Percentage Interest shall be adjusted by the General Partner effective as of the effective date of each such increase or decrease to a percentage equal to the number of Partnership Units held by such Partner divided by the aggregate number of Partnership Units outstanding after giving effect to such increase or decrease. If the Partners’ Percentage Interests are adjusted pursuant to this Section

4.5, the Profits and Losses for the taxable year in which the adjustment occurs shall be allocated between the part of the year ending on the day when the Partnership’s property is revalued by the General Partner and the part of the year beginning on the following day either (i) as if the taxable year had ended on the date of the adjustment or (ii) based on the number of days in each part. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate Profits and Losses for the taxable year in which the adjustment occurs. The allocation of Profits and Losses for the earlier part of the year shall be based on the Percentage Interests before adjustment, and the allocation of Profits and Losses for the later part of the year shall be based on the adjusted Percentage Interests.

4.6. No Interest on Contributions. No Partner shall be entitled to interest on its Capital Contribution.

4.7. Return of Capital Contributions. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as specifically provided in this Agreement. Except as otherwise provided herein, there shall be no obligation to return to any Partner or withdrawn Partner any part of such Partner’s Capital Contribution for so long as the Partnership continues in existence.

4.8. No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership and upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Partner has a deficit Capital Account (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Partner shall have no obligation to make any Capital Contribution to reduce or eliminate the negative balance of such Partner’s Capital Account.

ARTICLE 5

PROFITS AND LOSSES; DISTRIBUTIONS

5.1. Allocation of Profit and Loss.

(a) General. After giving effect to the special allocations set forth in Sections 5.1(b) and 5.1(c) and the priority allocation with respect to the Preferred Units in Section 5.1(d) below, the Partnership’s Profits and Losses shall be allocated among the Partners in each taxable year (or portion thereof) as provided below.

(i) Profits. Profits shall be allocated:

(A) first, to Partners holding Preferred Units (and if there are Preferred Units with different priorities in preference in distribution, then in the order of their preference in distribution) to the extent that Losses previously allocated to such Partners pursuant to Section 5.1(a)(ii)(B) below exceed Profits previously allocated to such Partners pursuant to this Section 5.1(a)(i)(A);

(B) second, to the General Partner to the extent that Losses previously allocated to the General Partner pursuant to Section 5.1(a)(ii)(C) below exceed Profits previously allocated to the General Partner pursuant to this Section 5.1(a)(i)(B);

(C) third, to those Partners, including the General Partner, holding Common Units who have been allocated Losses pursuant to Section 5.1(a)(ii)(A) below in excess of Profits previously allocated to such Partners pursuant to this Section 5.1(a)(i)(C) (and as among such Partners, in proportion to their respective excess amounts);

(D) fourth, to the Partners (including the LTIP Unitholders pursuant to Sections 6 and 14 of the LTIP Unit Designation) in accordance with their respective Percentage Interests in Common Units.

(ii) Losses. Losses shall be allocated:

(A) first, to the Partners, including the General Partner, holding Common Units in accordance with their respective Percentage Interests in Common Units, until the Adjusted Capital Account (ignoring for this purpose any amounts a Partner is obligated to contribute to the capital of the Partnership or is deemed obligated to contribute pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)) of each Partner is reduced to zero;

(B) second, to Partners holding Preferred Units in accordance with each such Partner’s respective percentage interests in the Preferred Units determined under the respective terms of the Preferred Units (and if there are preferred Units with different priorities in preference in distribution, then in the reverse order of their preference in distribution), until the Adjusted Capital Account (modified in the same manner as in clause (A)) of each such holder is reduced to zero; and

(C) third, to the General Partner.

Notwithstanding any allocation provision to the contrary contained in this Section 5.1, all Foreign Source Income, or items thereof, shall be specially allocated to SmartStop Self Storage REIT, Inc., as the holder of both the General Partnership Interest and a Limited Partnership Interest in the Limited Partnership, and any other Partner which qualifies as a real estate investment trust for federal income tax purposes (the “REIT Partner” or “REIT Partners”), and a proportionate amount of items of non-Foreign Source Income shall be allocated to the non-REIT Partner(s) in the Partnership.

(b) Minimum Gain Chargeback. Notwithstanding any provision to the contrary, (i) any expense of the Partnership that is a “nonrecourse deduction” within the meaning of Regulations Section 1.704-2(b)(1) shall be allocated in accordance with the Partners’ respective Percentage Interests, (ii) any expense of the Partnership that is a “partner nonrecourse deduction” within the meaning of Regulations Section 1.704-2(i)(2) shall be allocated to the Partner that bears the “economic risk of loss” with respect to the “partner nonrecourse debt” within the meaning of Regulations Section 1.704-2(b)(4) to which such partner nonrecourse deduction is attributable in accordance with Regulations Section 1.704-2(i)(1), (iii) if there is a net decrease in Partnership Minimum Gain within the meaning of Regulations Section 1.704-2(f)(1) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-2(f)(2),(3), (4) and (5), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(f) and the ordering rules contained in Regulations Section 1.704-2(j), and (iv) if there is a net decrease in Partner Nonrecourse Debt Minimum Gain within the meaning of Regulations

Section 1.704-2(i)(4) for any Partnership taxable year, then, subject to the exceptions set forth in Regulations Section 1.704-(2)(g), items of gain and income shall be allocated among the Partners in accordance with Regulations Section 1.704-2(i)(4) and the ordering rules contained in Regulations Section 1.704-2(j). A Partner’s “interest in partnership profits” for purposes of determining its share of the nonrecourse liabilities of the Partnership within the meaning of Regulations Section 1.752-3(a)(3) shall be such Partner’s Percentage Interest.

(c) Qualified Income Offset. If a Partner unexpectedly receives in any taxable year an adjustment, allocation, or distribution described in subparagraphs (4), (5), or (6) of Regulations Section 1.704-1(b)(2)(ii)(d) that causes or increases a deficit balance in such Partner’s Capital Account that exceeds the sum of such Partner’s shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain, as determined in accordance with Regulations Sections 1.704-2(g) and 1.704-2(i), such Partner shall be allocated specially for such taxable year (and, if necessary, later taxable years) items of income and gain in an amount and manner sufficient to eliminate such deficit Capital Account balance as quickly as possible as provided in Regulations Section 1.704-1(b)(2)(ii)(d); provided, that an allocation pursuant to this Section 5.1(c) shall be made only if and to the extent that such Partner would have a deficit Capital Account balance after all other allocations provided for in Article 5 have been tentatively made as if this Section 5.1(c) were not in this Agreement. This Section 5.1(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

(d) Priority Allocation With Respect to Preferred Units. Profits, and if necessary, items of Partnership gross income or gain for the current taxable year, shall be specially allocated to Partners that own Preferred Units in an amount equal to the excess, if any, of the cumulative distributions received by such Partner for or with respect to the current taxable year and all prior taxable years with respect to such Preferred Units (with a distribution made on the first business day after the end of a year being treated as made with respect to such year) (other than distributions that are treated as being in satisfaction of the Liquidation Preference for any Preferred Units held by such Partner or amounts paid in redemption of any Preferred Units, except to the extent that the Liquidation Preference or amount paid in redemption includes accrued and unpaid distributions) over the cumulative allocations of Partnership Profits, gross income and gain to such Partner under this Section 5.1(d) for all prior taxable years.

(e) Allocations Between Transferor and Transferee. If a Partner transfers any part or all of its Partnership Interest, the distributive shares of the various items of Profit and Loss allocable among the Partners during such fiscal year of the Partnership shall be allocated between the transferor and the transferee Partner either (i) as if the Partnership’s fiscal year had ended on the date of the transfer, or (ii) based on the number of days of such fiscal year that each was a Partner without regard to the results of Partnership activities in the respective portions of such fiscal year in which the transferor and the transferee were Partners. The General Partner, in its sole and absolute discretion, shall determine which method shall be used to allocate the distributive shares of the various items of Profit and Loss between the transferor and the transferee Partner.

(f) Definition of Profit and Loss. “Profit” and “Loss” and any items of income, gain, expense, or loss referred to in this Agreement shall be determined in accordance with federal income tax accounting principles, as modified by Regulations Section 1.704-1(b)(2)(iv), except that Profit and Loss shall not include items of income, gain and expense that are specially allocated pursuant to Sections 5.1(b), 5.1(c) or 5.1(d). All allocations of income, Profit, gain, Loss and expense (and all items contained therein) for federal income tax purposes shall be identical to all allocations of such items set forth in this Section 5.1, except as otherwise required by Section 704(c) of the Code and Regulations Section 1.704-1(b)(4). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items of income, gain, and expense as required by Section 704(c) of the Code including a method that may result in a Partner receiving a disproportionately larger share of the Partnership tax depreciation deductions, and such election shall be binding on all Partners.

(g) Curative Allocations. The allocations set forth in Section 5.1(b) and (c) of this Agreement (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. The General Partner is authorized to offset all Regulatory Allocations either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss or deduction pursuant to this Section 5.1(g). Therefore, notwithstanding any other provision of this Section 5.1 (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction in whatever manner it deems appropriate so that, after such offsetting allocations are made, each Partner’s Capital Account is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.1(a), 5.1(d) and 5.1(e).

(h) Special Allocations of Class-Specific Items. To the extent that any items of income, gain, loss or deduction of the General Partner are allocable to a specific class or classes of REIT Shares as provided in the General Partner’s prospectus, such items, or an amount equal thereto, shall be specially allocated to the class or classes of Partnership Units corresponding to such class or classes of REIT Shares.

(i) Allocation of Excess Nonrecourse Liabilities. All excess nonrecourse liabilities of the Partnership shall be allocated in accordance with such Partner’s “interests in Partnership profits” as defined in Regulations Section 1.752-3(a)(3).

(j) Allocations to Ensure Intended Results. Recognizing the complexity of the allocations pursuant to this Article 5, the General Partner is authorized to modify these allocations (including by making allocations of gross items of income, gain, loss or deduction rather than allocations of net items) to ensure that they achieve the intended results, to the extent permitted by Section 704(b) of the Code and the Regulations thereunder.

5.2. Distributions.

(a) Cash Available for Distribution. The Partnership shall distribute cash (other than Net Sale Proceeds) on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole and absolute discretion, to the Partners who are Partners on the Partnership Record Date with respect to such quarter (or other distribution period) in the following order of priority:

(i) First, to the holders of the Preferred Units in such amounts as is required for the Partnership to pay all distributions and any other amounts with respect to such Preferred Units accumulated, due or payable in accordance with the instruments designating such Preferred Units through the last day of such quarter or other distribution period (such distributions shall be made to such Partners in such order of priority and with such preferences as have been established with respect to such Preferred Units as of the last day of such quarter or other distribution period); and

(ii) Then, to the holders of the Common Units (including the LTIP Units pursuant to Section 5 of the LTIP Unit Designation), including the General Partner, in proportion to their respective Percentage Interests in the Common Units on the Partnership Record Date.

Provided, however, that if a new or existing Partner acquires an additional Partnership Interest in exchange for a Capital Contribution on any date other than the next day after a Partnership Record Date, the cash distribution attributable to such additional Partnership Interest relating to the Partnership Record Date next following the issuance of such additional Partnership Interest (or relating to the Partnership Record Date if such Partnership Interest was acquired on a Partnership Record Date) shall be reduced in the proportion to (i) the number of days that such additional Partnership Interest is held by such Partner bears to (ii) the number of days between such Partnership Record Date (including such Partnership Record Date) and the immediately preceding Partnership Record Date.

(b) Net Sale Proceeds. Subject to the distribution, liquidation preference, redemption, repurchase and other rights, if any, of the holders of any Preferred Units, Net Sale Proceeds shall be distributed 100% to the Partners (including the LTIP Unitholders, after taking into account any Liquidating Gain allocations made pursuant to Section 14 of the LTIP Unit Designation) who are Partners on the Partnership Record Date in accordance with their positive Capital Account balances on the Partnership Record Date.

(c) Withholding; Partnership Loans. Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or assignee (including by reason of Section 1446 of the Code), either (i) if the actual amount to be distributed to the Partner equals or exceeds the amount required to be withheld by the Partnership, the amount withheld shall be treated as a distribution of cash in the amount of such withholding to such Partner, or (ii) if the actual amount to be distributed to the Partner is less than the amount required to be withheld by the Partnership, the excess of the amount required to be withheld over the actual amount to be distributed shall be treated as a loan (a “Partnership Loan”) from the Partnership to the Partner on the day the Partnership pays over such amount to a taxing authority. A Partnership Loan shall be repaid through withholding by the Partnership with respect to subsequent distributions to the applicable Partner or assignee. In the event that a Limited Partner (a “Defaulting Limited Partner”) fails to pay any amount owed to the Partnership with respect to the Partnership Loan within fifteen (15) days after demand for payment thereof is made by the Partnership on the Limited Partner, the General Partner, in its sole and absolute discretion, may elect to make the payment to the Partnership on behalf of such Defaulting Limited Partner. In such event, on the date of payment, the General Partner shall be deemed to have extended a loan (a “General Partner Loan”) to the Defaulting Limited Partner in the amount of the payment made by the General Partner and shall succeed to all rights and remedies of the Partnership against the Defaulting Limited Partner as to that amount. Without limitation, the General Partner shall have the right to receive any distributions that otherwise would be made by the Partnership to the Defaulting Limited Partner until such time as the General Partner Loan has been paid in full, and any such distributions so received by the General Partner shall be treated as having been received by the Defaulting Limited Partner and immediately paid to the General Partner.

Any amounts treated as a Partnership Loan or a General Partner Loan pursuant to this Section 5.2(c) shall bear interest at the lesser of (i) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, or (ii) the maximum lawful rate of interest on such obligation, such interest to accrue from the date the Partnership or the General Partner, as applicable, is deemed to extend the loan until such loan is repaid in full.

(d) Limitation on Distributions. In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a cash distribution as the holder of record of a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

(e) Tax Distributions. The General Partner, in its sole discretion, may cause the Partnership to make distributions of cash to the Partners in amounts intended to enable the Partners (or any Person whose tax liability is determined by reference to the income of a Partner) to discharge their United States federal, state and local income tax liabilities arising from the allocations made or to be made pursuant to Section 5.1 to the extent the General Partner determines that other distributions pursuant to Section 3.2 are not sufficient to discharge such income tax liabilities. Whether a distribution will be made pursuant to this Section 5.2(e) and the amount distributable, if any, shall be determined by the General Partner in its discretion, based on the amounts allocated to the Partners, and otherwise based on such reasonable assumptions as the General Partner determines in good faith to be appropriate. Any tax distributions under this Section 5.2(e) shall be credited to reduce, on a dollar for dollar basis, any amount otherwise distributable to a Partner pursuant to this Section 5.2

5.3. REIT Distribution Requirements. The General Partner shall use its commercially reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the General Partner to pay stockholder dividends that will allow the General Partner to (i) meet its distribution requirement for qualification as a REIT as set forth in Section 857 of the Code and (ii) avoid any federal income or excise tax liability imposed by the Code.

5.4. No Right to Distributions In Kind. No Partner shall be entitled to demand property other than cash in connection with any distributions by the Partnership.

5.5. Limitations of Return of Capital Contributions. Notwithstanding any of the provisions of this Article 5, no Partner shall have the right to receive and the General Partner shall not have the right to make, a distribution that includes a return of all or part of a Partner’s Capital Contributions, unless after giving effect to the return of a Capital Contribution, the sum of all Partnership liabilities, other than the liabilities to a Partner for the return of his Capital Contribution, does not exceed the fair market value of the Partnership’s assets.

5.6. Distributions Upon Liquidation. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including any Partner loans, any remaining assets of the Partnership shall be distributed to all Partners with positive Capital Accounts in accordance with their respective positive Capital Account balances, subject to the rights of the holders of Preferred Units to receive the Liquidation Preference, with appropriate adjustments to the Capital Accounts of such holders of the Preferred Units entitled to receive the Liquidation Preference to reflect payment of the Liquidation Preference. For purposes of the preceding sentence, the Capital Account of each Partner shall be determined after all adjustments have been made in accordance with Sections 4.4, 5.1 and 5.2 resulting from Partnership operations and from all sales and dispositions of all or any part of the Partnership’s assets. To the extent deemed advisable by the General Partner, appropriate arrangements (including the use of a liquidating trust) may be made to assure that adequate funds are available to pay any contingent debts or obligations.

5.7. Substantial Economic Effect. It is the intent of the Partners that the allocations of Profit and Loss under this Agreement have substantial economic effect (or be consistent with the Partners’ interests in the Partnership in the case of the allocation of losses attributable to nonrecourse debt) within the meaning of Section 704(b) of the Code as interpreted by the Regulations promulgated pursuant thereto. Article 5 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

ARTICLE 6

RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

6.1. Management of the Partnership.

(a) Except as otherwise expressly provided in this Agreement, the General Partner shall have full, complete and exclusive discretion to manage and control the business of the Partnership for the purposes herein stated and shall make all decisions affecting the business and assets of the Partnership. Subject to the restrictions specifically contained in this Agreement, the powers of the General Partner shall include, without limitation, the authority to take the following actions on behalf of the Partnership:

(i) to acquire, purchase, own, operate, lease and dispose of (other than in a “prohibited transaction” within the meaning of Section 857(b)(6)(B)(iii) of the Code) any real property and any other property or assets including, but not limited to notes and mortgages, that the General Partner determines are necessary or appropriate or in the best interests of the business of the Partnership;

(ii) to construct buildings and make other improvements on the properties owned or leased by the Partnership;

(iii) to authorize, issue, sell, redeem or otherwise purchase any Partnership Interests or any securities (including secured and unsecured debt obligations of the Partnership, debt obligations of the Partnership convertible into any class or series of Partnership Interests, or options, rights, warrants or appreciation rights relating to any Partnership Interests) of the Partnership;

(iv) to borrow or lend money for the Partnership, issue or receive evidences of indebtedness in connection therewith, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such indebtedness, and secure such indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(v) to pay, either directly or by reimbursement, for all Administrative Expenses to third parties or to the General Partner or its Affiliates as set forth in this Agreement;

(vi) to guarantee or become a co-maker of indebtedness of the General Partner or any Subsidiary thereof, refinance, increase the amount of, modify, amend or change the terms of, or extend the time for the payment of, any such guarantee or indebtedness, and secure such guarantee or indebtedness by mortgage, deed of trust, pledge or other lien on the Partnership’s assets;

(vii) to use assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with this Agreement, including, without limitation, payment, either directly or by reimbursement, of all Administrative Expenses of the General Partner, the Partnership or any Subsidiary of either, to third parties or to the General Partner as set forth in this Agreement;

(viii) to lease all or any portion of any of the Partnership’s assets, whether or not the terms of such leases extend beyond the termination date of the Partnership and whether or not any portion of the Partnership’s assets so leased are to be occupied by the lessee, or, in turn, subleased in whole or in part to others, for such consideration and on such terms as the General Partner may determine;

(ix) to prosecute, defend, arbitrate, or compromise any and all claims or liabilities in favor of or against the Partnership, on such terms and in such manner as the General Partner may reasonably determine, and similarly to prosecute, settle or defend litigation with respect to the Partners, the Partnership, or the Partnership’s assets;

(x) to file applications, communicate, and otherwise deal with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership’s assets or any other aspect of the Partnership business;

(xi) to make or revoke any election permitted or required of the Partnership by any taxing authority;

(xii) to maintain such insurance coverage for public liability, fire and casualty, and any and all other insurance for the protection of the Partnership, for the conservation of Partnership assets, or for any other purpose convenient or beneficial to the Partnership, in such amounts and such types, as it shall determine from time to time;

(xiii) to determine whether or not to apply any insurance proceeds for any property to the restoration of such property or to distribute the same;

(xiv) to establish one or more divisions of the Partnership, to hire and dismiss employees of the Partnership or any division of the Partnership, and to retain legal counsel, accountants, consultants, real estate brokers, and such other persons, as the General Partner may deem necessary or appropriate in connection with the Partnership business and to pay therefor such reasonable remuneration as the General Partner may deem reasonable and proper;

(xv) to retain other services of any kind or nature in connection with the Partnership business, and to pay therefor such remuneration as the General Partner may deem reasonable and proper;

(xvi) to negotiate and conclude agreements on behalf of the Partnership with respect to any of the rights, powers and authority conferred upon the General Partner;

(xvii) to maintain accurate accounting records and to file promptly all federal, state and local income tax returns on behalf of the Partnership;

(xviii) to distribute Partnership cash or other Partnership assets in accordance with this Agreement;

(xix) to form or acquire an interest in, and contribute property to, any further limited or general partnerships, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity interest from time to time);

(xx) to establish Partnership reserves for working capital, capital expenditures, contingent liabilities, or any other valid Partnership purpose;

(xxi) to merge, consolidate or combine the Partnership with or into another Person;

(xxii) to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code; and

(xxiii) to take such other action, execute, acknowledge, swear to or deliver such other documents and instruments, and perform any and all other acts that the General Partner deems necessary or appropriate for the formation, continuation and conduct of the business and affairs of the Partnership (including, without limitation, all actions consistent with allowing the General Partner at all times to qualify as a REIT unless the General Partner voluntarily terminates its REIT status) and to possess and enjoy all of the rights and powers of a general partner as provided by the Act.

(b) Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.

6.2. Delegation of Authority. The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

6.3. Indemnification and Exculpation of Indemnitees.

(a)
The Partnership shall indemnify an Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership as set forth in this Agreement in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise. Any indemnification pursuant to this Section 6.3 shall be made only out of the assets of the Partnership.
(b)
The indemnification provided by this Section 6.3 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity.
(c)
The Partnership may purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(d)
For purposes of this Section 6.3, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 6.3; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(e)
In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.
(f)
An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.3 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(g)
The provisions of this Section 6.3 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(h)
Neither the amendment nor repeal of this Section 6.3, nor the adoption or amendment of any other provision of the Agreement inconsistent with Section 6.3, shall apply to or affect in any respect the applicability with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

6.4. Liability of the General Partner.

(a) Notwithstanding anything to the contrary set forth in this Agreement, the General Partner shall not be liable for monetary damages to the Partnership or any Partners for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. The General Partner shall not be in breach of any duty that the General Partner may owe to the Limited Partners or the Partnership or any other Persons under this Agreement or of any duty stated or implied by law or equity provided the General Partner, acting in good faith, abides by the terms of this Agreement.

(b) The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, itself and its Stockholders collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or the tax consequences of some, but not all, of the Limited Partners) in deciding whether to cause the Partnership to take (or decline to take) any actions. In the event of a conflict between the interests of its Stockholders on one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either its Stockholders or the Limited Partners; provided, however, that for so long as the General Partner directly owns a controlling interest in the Partnership, any such conflict that the General Partner, in its sole and absolute discretion, determines cannot be resolved in a manner not adverse to either its Stockholders or the Limited Partner shall be resolved in favor of the Stockholders. The General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

(c) Subject to its obligations and duties as General Partner set forth in Section 6.1 hereof, the General Partner may exercise any of the powers granted to it under this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

(d) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the General Partner to continue to qualify as a REIT or (ii) to prevent the General Partner from incurring any taxes under Section 857, Section 4981, or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

(e) Any amendment, modification or repeal of this Section 6.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s liability to the Partnership and the Limited Partners under this Section 6.4 as in effect immediately prior to such amendment, modification or repeal with respect to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when claims relating to such matters may arise or be asserted.

6.5. Reimbursement of General Partner.

(a) Except as provided in this Section 6.5 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

(b) The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all Administrative Expenses.

6.6. Outside Activities. Subject to the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, trustee, Affiliate or stockholder of the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character which, if presented to the Partnership or any Limited Partner, could be taken by such Person.

6.7. Employment or Retention of Affiliates.

(a) Any Affiliate of the General Partner may be employed or retained by the Partnership and may otherwise deal with the Partnership (whether as a buyer, lessor, lessee, manager, furnisher of goods or services, broker, agent, lender or otherwise) and may receive from the Partnership any compensation, price, or other payment therefor which the General Partner determines to be fair and reasonable.

(b) The Partnership may lend or contribute to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(c) The Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as the General Partner deems are consistent with this Agreement and applicable law.

(d) Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are on terms that are fair and reasonable to the Partnership.

6.8. General Partner Participation. The General Partner agrees that all business activities of the General Partner, including activities pertaining to the acquisition, development or ownership of self-storage properties or other properties, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner is allowed to make a direct acquisition, but if and only if, such acquisition is made in connection with the issuance of Additional Securities, which direct acquisition and issuance have been approved and determined to be in the best interests of the General Partner and the Partnership by a majority of the Independent Directors.

6.9. Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

6.10. Miscellaneous. In the event the General Partner redeems any REIT Shares (other than REIT Shares redeemed in accordance with the share redemption program of the General Partner through proceeds received from the General Partner’s distribution reinvestment plan), then the General Partner shall cause the Partnership to purchase from the General Partner a number of Partnership Units as determined based on the application of the Conversion Factor on the same terms that the General Partner exchanged such REIT Shares. Moreover, if the General Partner makes a cash tender offer or other offer to acquire REIT Shares, then the General Partner shall cause the Partnership to make a corresponding offer to the General Partner to acquire an equal number of Partnership Units held by the General Partner. In the event any REIT Shares are exchanged by the General Partner pursuant to such offer, the Partnership shall redeem an equivalent number of the General Partner’s Partnership Units for an equivalent purchase price based on the application of the Conversion Factor.

ARTICLE 7

CHANGES IN GENERAL PARTNER

7.1. Transfer of the General Partner’s Partnership Interest.

(a) The General Partner shall not transfer all or any portion of its General Partnership Interest or withdraw as General Partner except as provided in or in connection with a transaction contemplated by Section 7.1(b), (c) or (d).

(b) Except as otherwise provided in Section 7.1(c) or (d) hereof, the General Partner shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, (other than in connection with a change in the General Partner’s state of incorporation or organizational form) in each case which results in a change of control of the General Partner (a “Transaction”), unless:

(i) the approval of the holders of a majority of the Common Units is obtained;

(ii) as a result of such Transaction all Limited Partners will receive for each Common Unit an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid in the Transaction to a holder of one REIT Share in consideration of one REIT Share, provided that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Common Units shall be given the option to exchange its Common Units for the greatest amount of cash, securities, or other property which a Limited Partner would have received had it (A) exercised its Exchange Right and (B) sold, tendered or exchanged pursuant to the Offer the REIT Shares received upon exercise of the Exchange Right immediately prior to the expiration of the Offer; or

(iii) the General Partner is the surviving entity in the Transaction and either (A) the holders of REIT Shares do not receive cash, securities, or other property in the Transaction or (B) all Limited Partners (other than the General Partner or any Subsidiary) receive an amount of cash, securities, or other property (expressed as an amount per REIT Share) that is no less than the product of the Conversion Factor and the greatest amount of cash, securities, or other property (expressed as an amount per REIT Share) received in the Transaction by any holder of REIT Shares.

(c) Notwithstanding Section 7.1(b), the General Partner may merge with or into or consolidate with another entity if immediately after such merger or consolidation (i) substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner, are contributed, directly or indirectly, to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and (ii) the Surviving General Partner expressly agrees to assume all obligations of the General Partner, as appropriate, hereunder. Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement as set forth in this Section 7.1(c). The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Cash Amount, the REIT Shares Amount and Conversion Factor

for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible. Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of REIT Shares or options, warrants or other rights relating thereto, and to which a holder of Partnership Units could have acquired had such Partnership Units been exchanged immediately prior to such merger or consolidation. Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Conversion Factor. The Surviving General Partner also shall in good faith modify the definition of REIT Shares and make such amendments to Section 8.4 hereof so as to approximate the existing rights and obligations set forth in Section 8.4 as closely as reasonably possible. The above provisions of this Section 7.1(c) shall similarly apply to successive mergers or consolidations permitted hereunder.

In respect of any transaction described in the preceding paragraph, the General Partner is required to use its commercially reasonable efforts to structure such transaction to avoid causing the Limited Partners to recognize a gain for federal income tax purposes by virtue of the occurrence of or their participation in such transaction, provided such efforts are consistent with the exercise of the General Partner’s board of directors’ fiduciary duties to the Stockholders of the General Partner under applicable law.

(d) Notwithstanding Section 7.1(b),

(i) a General Partner may transfer all or any portion of its General Partnership Interest to (A) a wholly-owned Subsidiary of such General Partner or (B) the owner of all of the ownership interests of such General Partner, and following a transfer of all of its General Partnership Interest, may withdraw as General Partner; and

(ii) the General Partner may engage in Transactions not required by law or by the rules of any National Securities Exchange on which the REIT Shares are listed to be submitted to the vote of the holders of the REIT Shares.

(e) If the General Partner exchanges any REIT Shares of any class (“Exchanged REIT Shares”) for REIT Shares of a different class (“Received REIT Shares”), then the General Partner shall, and shall cause the Partnership to, exchange a number of Partnership Units having the same class designation as the Exchanged REIT Shares, as determined based on the application of the Conversion Factor, for Partnership Units having the same class designation as the Received REIT Shares on the same terms that the General Partner exchanged the Exchanged REIT Shares. The exchange of Units shall occur automatically after the close of business on the applicable date of the exchange of REIT Shares, as of which time the holder of class of Units having the same designation as the Exchanged REIT Shares shall be credited on the books and records of the Partnership with the issuance, as of the opening of business on the next day, of the applicable number of Units having the same designation as the Received REIT Shares.

7.2. Admission of a Substitute or Additional General Partner. A Person shall be admitted as a substitute or additional General Partner of the Partnership only if the following terms and conditions are satisfied:

(a) the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner, and a certificate evidencing the admission of such Person as a General Partner shall have been filed for recordation and all other actions required by Section 2.5 hereof in connection with such admission shall have been performed;

(b) if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

(c) counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel and the state or any other jurisdiction as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause (i) the Partnership to be classified other than as a partnership for federal income tax purposes, or (ii) the loss of any Limited Partner’s limited liability.

7.3. Effect of Bankruptcy, Withdrawal, Death or Dissolution of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Partnership shall be dissolved and terminated unless the Partnership is continued pursuant to Section 7.3(b) hereof. The merger of the General Partner with or into any entity that is admitted as a substitute or successor General Partner pursuant to Section 7.2 hereof shall not be deemed to be the withdrawal, dissolution or removal of the General Partner.

(b) Following the occurrence of an Event of Bankruptcy as to a General Partner (and its removal pursuant to Section 7.4(a) hereof) or the death, withdrawal, removal or dissolution of a General Partner (except that, if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to, or removal of a partner in, such partnership shall be deemed not to be a dissolution of such General Partner if the business of such General Partner is continued by the remaining partner or partners), the Limited Partners, within ninety (90) days after such occurrence, may elect to continue the business of the Partnership for the balance of the term specified in Section 2.4 hereof by selecting, subject to Section 7.2 hereof and any other provisions of this Agreement, a substitute General Partner by consent of a majority in interest of the Limited Partners. If the Limited Partners elect to continue the business of the Partnership and admit a substitute General Partner, the relationship with the Partners and of any Person who has acquired an interest of a Partner in the Partnership shall be governed by this Agreement.

7.4. Removal of a General Partner.

(a) Upon the occurrence of an Event of Bankruptcy as to, or the dissolution of, a General Partner, such General Partner shall be deemed to be removed automatically; provided, however, that if a General Partner is on the date of such occurrence a partnership, the withdrawal, death, dissolution, Event of Bankruptcy as to or removal of a partner in such partnership shall be deemed not to be a dissolution of the General Partner if the business of such General Partner is continued by the remaining partner or partners. The Limited Partners may not remove the General Partner, with or without cause.

(b) If a General Partner has been removed pursuant to this Section 7.4 and the Partnership is continued pursuant to Section 7.3 hereof, such General Partner shall promptly transfer and assign its General Partnership Interest in the Partnership to the substitute General Partner approved by a majority in interest of the Limited Partners in accordance with Section 7.3(b) hereof and otherwise admitted to the Partnership in accordance with Section 7.2 hereof. At the time of assignment, the removed General Partner shall be entitled to receive from the substitute General Partner the fair market value of the General Partnership Interest of such removed General Partner as reduced by any damages caused to the Partnership by such General Partner. Such fair market value shall be determined by an appraiser mutually agreed upon by the General Partner and a majority in interest of the Limited Partners within ten (10) days following the removal of the General Partner. In the event that the parties are unable to agree upon an appraiser, the removed General Partner and a majority in interest of the Limited Partners each shall select an appraiser. Each such appraiser shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest within thirty (30) days of the General Partner’s removal, and the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals; provided, however, that if the higher appraisal exceeds the lower appraisal by more than twenty percent (20%) of the amount of the lower appraisal, the two (2) appraisers, no later than forty (40) days after the removal of the General Partner, shall select a third (3rd) appraiser who shall complete an appraisal of the fair market value of the removed General Partner’s General Partnership Interest no later than sixty (60) days after the removal of the General Partner. In such case, the fair market value of the removed General Partner’s General Partnership Interest shall be the average of the two appraisals closest in value.

(c) The General Partnership Interest of a removed General Partner, during the time after default until transfer under Section 7.4(b), shall be converted to that of a special Limited Partner; provided, however, such removed General Partner shall not have any rights to participate in the management and affairs of the Partnership, and shall not be entitled to any portion of the income, expense, profit, gain or loss allocations or cash distributions allocable or payable, as the case may be, to the Limited Partners. Instead, such removed General Partner shall receive and be entitled only to retain distributions or allocations of such items that it would have been entitled to receive in its capacity as General Partner, until the transfer is effective pursuant to Section 7.4(b).

(d) All Partners shall have given and hereby do give such consents, shall take such actions and shall execute such documents as shall be legally necessary and sufficient to effect all the foregoing provisions of this Section.

ARTICLE 8

RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

8.1. Management of the Partnership. The Limited Partners shall not participate in the management or control of Partnership business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, such powers being vested solely and exclusively in the General Partner.

8.2. Power of Attorney. Each Limited Partner hereby irrevocably appoints the General Partner its true and lawful attorney-in-fact, who may act for each Limited Partner and in its name, place and stead, and for its use and benefit, to sign, acknowledge, swear to, deliver, file or record, at the appropriate public offices, any and all documents, certificates, and instruments as may be deemed necessary or desirable by the General Partner to carry out fully the provisions of this Agreement and the Act in accordance with their terms, which power of attorney is coupled with an interest and shall survive the death, dissolution or legal incapacity of the Limited Partner, or the transfer by the Limited Partner of any part or all of its Partnership Interest.

8.3. Limitation on Liability of Limited Partners. No Limited Partner shall be liable for any debts, liabilities, contracts or obligations of the Partnership. A Limited Partner shall be liable to the Partnership only to make payments of its Capital Contribution, if any, as and when due hereunder. After its Capital Contribution is fully paid, no Limited Partner shall, except as otherwise required by the Act, be required to make any further Capital Contributions or other payments or lend any funds to the Partnership.

8.4. Exchange Right.

(a) Subject to Sections 8.4(b), 8.4(c), 8.4(d), and 8.4(e) and the provisions of any agreements between the Partnership and one or more holders of Common Units with respect to Common Units held by them, each holder of Common Units shall have the right (the “Exchange Right”) to require the Partnership to redeem on a Specified Exchange Date all or a portion of the Common Units held by such Limited Partner at an exchange price equal to and in the form of the Cash Amount to be paid by the Partnership, provided that such Common Units shall have been outstanding for at least one year. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the Exchange Right (the “Exchanging Partner”); provided, however, that the Partnership shall not be obligated to satisfy such Exchange Right if the General Partner elects to purchase the Common Units subject to the Notice of Exchange pursuant to Section 8.4(b); and provided, further, that no holder of Common Units may deliver more than two (2) Notices of Exchange during each calendar year. The Exchanging Partner shall have no right, with respect to any Common Units so exchanged, to receive any distribution paid with respect to Common Units if the record date for such distribution is on or after the Specified Exchange Date.

(b) Notwithstanding the provisions of Section 8.4(a), a Limited Partner that exercises the Exchange Right shall be deemed to have offered to sell the Common Units described in the Notice of Exchange to the General Partner, and the General Partner may, in its sole and absolute discretion, elect to purchase directly and acquire such Common Units by paying to the Exchanging Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner (in its sole and absolute discretion), on the Specified Exchange Date, whereupon the General Partner shall acquire the Common Units offered for exchange by the Exchanging Partner and shall be treated for all purposes of this Agreement as the owner of such Common Units. Without limiting the foregoing, if the General Partner elects to purchase such Common Units by paying the REIT Shares Amount to the Exchanging Partner, the General Partner shall purchase Partnership Interests consisting of Common Units which shall be exchanged for REIT Shares. The class of the shares purchased by the General Partner and exchanged by the Exchanging Partner shall be designated on the Notice of Exchange. If the General Partner shall elect to exercise its right to purchase Common Units under this Section 8.4(b) with respect to a Notice of Exchange, it shall so notify the Exchanging Partner within five (5) Business Days after the receipt by the General Partner of such Notice of Exchange, which notice may be delivered via email to the email address provided in the Notice of Exchange. Unless the General Partner (in its sole and absolute discretion) shall exercise its right to purchase Common Units from the Exchanging Partner pursuant to this Section 8.4(b), the General Partner shall have no obligation to the Exchanging Partner or the Partnership with respect to the Exchanging Partner’s exercise of the Exchange Right. In the event the General Partner shall exercise its right to purchase Common Units with respect to the exercise of an Exchange Right in the manner described in the first sentence of this Section 8.4(b), the Partnership shall have no obligation to pay any amount to the Exchanging Partner with respect to such Exchanging Partner’s exercise of such Exchange Right, and each of the Exchanging Partner, the Partnership, and the General Partner, as the case may be, shall treat the transaction between the General Partner, as the case may be, and the Exchanging Partner for federal income tax purposes as a sale of the Exchanging Partner’s Common Units to the General Partner, as the case may be. Each Exchanging Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Exchange Right.

(c) Notwithstanding the provisions of Section 8.4(a) and 8.4(b), a Limited Partner shall not be entitled to exercise the Exchange Right if the delivery of REIT Shares to such Partner on the Specified Exchange Date by the General Partner pursuant to Section 8.4(b) (regardless of whether or not the General Partner would in fact exercise its rights under Section 8.4(b)) would (i) result in such Partner or any other person owning, directly or indirectly, REIT Shares in excess of the Ownership Limit (as defined in the Articles of Incorporation and calculated in accordance therewith), except as provided in the Articles of Incorporation, (ii) result in REIT Shares being owned by fewer than 100 persons (determined without reference to any rules of attribution), except as provided in the Articles of Incorporation, (iii) result in the General Partner being “closely held” within the meaning of Section 856(h) of the Code, or (iv) cause the

General Partner to own, directly or constructively, nine and nine-tenths percent (9.9%) or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code. The General Partner, in its sole and absolute discretion, may waive the restriction on exchange set forth in this Section 8.4(c).

(d) Any Cash Amount to be paid to an Exchanging Partner pursuant to this Section 8.4 shall be paid on the Specified Exchange Date; provided, however, that the General Partner may elect to cause the Specified Exchange Date to be delayed for up to an additional one hundred eighty (180) days to the extent required for the General Partner to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount. Notwithstanding the foregoing, the General Partner agrees to use its best efforts to cause the closing of the acquisition of exchanged Common Units hereunder to occur as quickly as reasonably possible.

(e) Notwithstanding any other provision of this Agreement, the General Partner shall place appropriate restrictions on the ability of the Limited Partners to exercise their Exchange Rights as and if deemed necessary to ensure that the Partnership does not constitute a “publicly traded partnership” under section 7704 of the Code. If and when the General Partner determines that imposing such restrictions is necessary, the General Partner shall give prompt written notice thereof to each of the Limited Partners, which notice shall be accompanied by a copy of an opinion of counsel to the Partnership which states that, in the opinion of such counsel, restrictions are necessary in order to avoid the Partnership being treated as a “publicly traded partnership” under section 7704 of the Code.

(f) Each Limited Partner covenants and agrees with the General Partner that all Common Units delivered for exchange shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all liens; and, notwithstanding anything contained herein to the contrary, neither the General Partner nor the Partnership shall be under any obligation to acquire Common Units which are or may be subject to any liens. Each Limited Partner further agrees that, if any state or local property transfer tax is payable as a result of the transfer of its Common Units to the Partnership or the General Partner, such Limited Partner shall assume and pay such transfer tax.

ARTICLE 9

TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

9.1. Purchase for Investment.

(a) Each Limited Partner hereby represents and warrants to the General Partner and to the Partnership that the acquisition of its Partnership Interests is made as a principal for its account for investment purposes only and not with a view to the resale or distribution of such Partnership Interest.

(b) Each Limited Partner agrees that it will not sell, assign or otherwise transfer its Partnership Interest or any fraction thereof, whether voluntarily or by operation of law or at judicial sale or otherwise, to any Person who does not make the representations and warranties to the General Partner set forth in Section 9.1(a) above and similarly agree not to sell, assign or transfer such Partnership Interest or fraction thereof to any Person who does not similarly represent, warrant and agree.

9.2. Restrictions on Transfer of Limited Partnership Interests.

(a) Subject to the provisions of 9.2(b), (c) and (d), no Limited Partner may offer, sell, assign, hypothecate, pledge or otherwise transfer all or any portion of its Limited Partnership Interest, or any of such Limited Partner’s economic rights as a Limited Partner, whether voluntarily or by operation of law or at judicial sale or otherwise (collectively, a “Transfer”) without the consent of the General Partner, which consent may be granted or withheld in its sole and absolute discretion. Any such purported transfer undertaken without such consent shall be considered to be null and void ab initio and shall not be given effect. The General Partner may require, as a condition of any Transfer to which it consents, that the transferor assume all costs incurred by the Partnership in connection therewith.

(b) No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer (i.e., a Transfer consented to as contemplated by clause (a) above or clause (c) below or a Transfer pursuant to Section 9.5 below) of all of its Partnership Units pursuant to this Article 9 or pursuant to an exchange of all of its Common Units pursuant to Section 8.4. Upon the permitted Transfer or redemption of all of a Limited Partner’s Partnership Interest, such Limited Partner shall cease to be a Limited Partner.

(c) Subject to 9.2(d), (e) and (f) below, a Limited Partner may Transfer, with the consent of the General Partner, all or a portion of its Partnership Units to (i) a parent or parent’s spouse, natural or adopted descendant or descendants, spouse of such descendant, or brother or sister, or a trust created by such Limited Partner for the benefit of such Limited Partner and/or any such Person(s), of which trust such Limited Partner or any such Person(s) is a trustee, (ii) a corporation controlled by a Person or Persons named in (i) above, or (iii) if the Limited Partner is an entity, its beneficial owners.

(d) No Limited Partner may effect a Transfer of its Limited Partnership Interest, in whole or in part, if, in the opinion of legal counsel for the Partnership, such proposed Transfer would otherwise violate any applicable federal or state securities or blue sky law (including investment suitability standards).

(e) No Transfer by a Limited Partner of its Partnership Units, in whole or in part, may be made to any Person if (i) in the opinion of legal counsel for the Partnership, the transfer would result in the Partnership’s being treated as an association taxable as a corporation (other than a qualified REIT subsidiary within the meaning of Section 856(i) of the Code), (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.

(f) No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Regulations Section 1.752-4(b)) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Regulations Section 1.752-1(a)(2)), without the consent of the General Partner, which may be withheld in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

(g) Any Transfer in contravention of any of the provisions of this Article 9 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

(h) Prior to the consummation of any Transfer under this Article 9, the transferor and/or the transferee shall deliver to the General Partner such opinions, certificates and other documents as the General Partner shall request in connection with such Transfer.

9.3. Admission of Substitute Limited Partner.

(a) Subject to the other provisions of this Article 9, an assignee of the Limited Partnership Interest of a Limited Partner (which shall be understood to include any purchaser, transferee, donee, or other recipient of any disposition of such Limited Partnership Interest) shall be deemed admitted as a

Limited Partner of the Partnership only with the consent of the General Partner and upon the satisfactory completion of the following:

(i) The assignee shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart or an amendment thereof, including a revised Exhibit A, and such other documents or instruments as the General Partner may require in order to effect the admission of such Person as a Limited Partner.

(ii) To the extent required, an amended Certificate evidencing the admission of such Person as a Limited Partner shall have been signed, acknowledged and filed for record in accordance with the Act.

(iii) The assignee shall have delivered a letter containing the representation set forth in Section 9.1(a) hereof and the agreement set forth in Section 9.1(b) hereof.

(iv) If the assignee is a corporation, partnership or trust, the assignee shall have provided the General Partner with evidence satisfactory to counsel for the Partnership of the assignee’s authority to become a Limited Partner under the terms and provisions of this Agreement.

(v) The assignee shall have executed a power of attorney containing the terms and provisions set forth in Section 8.2 hereof.

(vi) The assignee shall have paid all legal fees and other expenses of the Partnership and the General Partner and filing and publication costs in connection with its substitution as a Limited Partner.

(vii) The assignee has obtained the prior written consent of the General Partner to its admission as a Substitute Limited Partner, which consent may be given or denied in the exercise of the General Partner’s sole and absolute discretion.

(b) For the purpose of allocating Profits and Losses and distributing cash received by the Partnership, a Substitute Limited Partner shall be treated as having become, and appearing in the records of the Partnership as, a Partner upon the filing of the Certificate described in Section 9.3(a)(ii) hereof or, if no such filing is required, the later of the date specified in the transfer documents or the date on which the General Partner has received all necessary instruments of transfer and substitution.

(c) The General Partner shall cooperate with the Person seeking to become a Substitute Limited Partner by preparing the documentation required by this Section and making all official filings and publications. The Partnership shall take all such action as promptly as practicable after the satisfaction of the conditions in this Article 9 to the admission of such Person as a Limited Partner of the Partnership.

9.4. Rights of Assignees of Partnership Interests.

(a) Subject to the provisions of Sections 9.1 and 9.2 hereof, except as required by operation of law, the Partnership shall not be obligated for any purposes whatsoever to recognize the assignment by any Limited Partner of its Partnership Interest until the Partnership has received notice thereof.

(b) Any Person who is the assignee of all or any portion of a Limited Partner’s Limited Partnership Interest but does not become a Substitute Limited Partner and desires to make a further assignment of such Limited Partnership Interest, shall be subject to all the provisions of this Article 9 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of its Limited Partnership Interest.

9.5. Effect of Bankruptcy, Death, Incompetence or Termination of a Limited Partner. The occurrence of an Event of Bankruptcy as to a Limited Partner, the death of a Limited Partner or a final adjudication that a Limited Partner is incompetent (which term shall include, but not be limited to, insanity) shall not cause the termination or dissolution of the Partnership, and the business of the Partnership shall continue if an order for relief in a bankruptcy proceeding is entered against a Limited Partner, the trustee or receiver of his estate or, if he dies, his executor, administrator or trustee, or, if he is finally adjudicated incompetent, his committee, guardian or conservator, shall have the rights of such Limited Partner for the purpose of settling or managing his estate property and such power as the bankrupt, deceased or incompetent Limited Partner possessed to assign all or any part of his Partnership Interest and to join with the assignee in satisfying conditions precedent to the admission of the assignee as a Substitute Limited Partner.

9.6. Joint Ownership of Interests. A Partnership Interest may be acquired by two individuals as joint tenants with right of survivorship, provided that such individuals either are married or are related and share the same home as tenants in common. The written consent or vote of both owners of any such jointly held Partnership Interest shall be required to constitute the action of the owners of such Partnership Interest; provided, however, that the written consent of only one joint owner will be required if the Partnership has been provided with evidence satisfactory to the counsel for the Partnership that the actions of a single joint owner can bind both owners under the applicable laws of the state of residence of such joint owners. Upon the death of one owner of a Partnership Interest held in a joint tenancy with a right of survivorship, the Partnership Interest shall become owned solely by the survivor as a Limited Partner and not as an assignee. The Partnership need not recognize the death of one of the owners of a jointly-held Partnership Interest until it shall have received notice of such death. Upon notice to the General Partner from either owner, the General Partner shall cause the Partnership Interest to be divided into two equal Partnership Interests, which shall thereafter be owned separately by each of the former owners.

9.7. Redemption of Partnership Units. The General Partner will cause the Partnership to redeem Partnership Units, to the extent it shall have legally available funds therefor, at any time the General Partner redeems shares of capital stock in itself. The number and class or series of Partnership Units redeemed and the redemption price shall equal the number (multiplied by the Conversion Factor) of shares of capital stock the General Partner redeems and the redemption price at which the General Partner redeems such shares, respectively.

ARTICLE 10

BOOKS AND RECORDS; ACCOUNTING; TAX MATTERS

10.1. Books and Records. At all times during the continuance of the Partnership, the Partners shall keep or cause to be kept at the Partnership’s specified office true and complete books of account in accordance with generally accepted accounting principles, including: (a) a current list of the full name and last known business address of each Partner, (b) a copy of the Certificate of Limited Partnership and all certificates of amendment thereto, (c) copies of the Partnership’s federal, state and local income tax returns and reports, (d) copies of this Agreement and amendments thereto and any financial statements of the Partnership for the three most recent years and (e) all documents and information required under the Act. Any Partner or its duly authorized representative, upon paying the costs of collection, duplication and mailing, shall be entitled to inspect or copy such records during ordinary business hours.

10.2. Custody of Partnership Funds; Bank Accounts.

(a) All funds of the Partnership not otherwise invested shall be deposited in one or more accounts maintained in such banking or brokerage institutions as the General Partner shall determine, and withdrawals shall be made only on such signature or signatures as the General Partner may, from time to time, determine.

(b) All deposits and other funds not needed in the operation of the business of the Partnership may be invested by the General Partner in investment grade instruments (or investment companies whose portfolio consists primarily thereof), government obligations, certificates of deposit, bankers’ acceptances and municipal notes and bonds. The funds of the Partnership shall not be commingled with the funds of any other Person except for such commingling as may necessarily result from an investment in those investment companies permitted by this Section 10.2(b).

10.3. Fiscal and Taxable Year. The fiscal and taxable year of the Partnership shall be the calendar year.

10.4. Annual Tax Information and Report. Within ninety (90) days after the end of each fiscal year of the Partnership, the General Partner shall furnish to each person who was a Limited Partner at any time during such year the tax information necessary to file such Limited Partner’s individual tax returns as shall be reasonably required by law.

10.5. Partnership Representative; Tax Elections; Special Basis Adjustments.

(a) The General Partner is hereby designated as the “partnership representative” of the Partnership within the meaning of Section 6223(a) of the Code. If any state or local tax law provides for a partnership representative or person having similar rights, powers, authority or obligations, the person designated above shall also serve in such capacity (in any such federal, state or local capacity, the “Partnership Representative”). The General Partner may name a replacement Partnership Representative at any time; provided, however, that the designated Partnership Representative shall serve as the Partnership Representative until resignation, death, incapacity, or removal. In such capacity, the Partnership Representative shall have all of the rights, authority and power, and shall be subject to all of the obligations, of a partnership representative to the extent provided in the Code and the Regulations, and the Partners hereby agree to be bound by any actions taken by the Partnership Representative in such capacity. The Partnership Representative shall represent the Partnership in all tax matters to the extent allowed by law. Without limiting the foregoing, the Partnership Representative is authorized and required to represent the Partnership (at the Partnership’s expense) in connection with all examinations of the Partnership’s affairs by tax authorities, including administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Any decisions made by the Partnership Representative, including, without limitation, whether or not to settle or contest any tax matter, and the choice of forum for any such contest, and whether or not to extend the period of limitations for the assessment or collection of any tax, shall be made in the Partnership Representative’s sole discretion. The Partnership Representative (i) shall have the sole authority to make any elections on behalf of the Partnership permitted to be made pursuant to the Code or the Regulations promulgated thereunder and (ii) may, in its sole discretion, make an election on behalf of the Partnership under Sections 6221(b) or 6226 of the Code as in effect for the first fiscal year beginning on or after January 1, 2018 and thereafter, (iii) may request a modification to any assessment of an imputed underpayment, including a modification for any Partner who is a real estate investment trust or regulated investment company as defined in Sections 586 and 851, respectively, based on such Partner making a deficiency dividend pursuant to Section 860 and a modification based on the tax-exempt status of a reviewed year Partner, and (iv) may take all actions the Partnership Representative deems necessary or appropriate in connection with the foregoing. The Partnership Representative and any individual who has been appointed as a designated individual with respect to the Partnership Representative in accordance with Treasury Regulations Section 301.6223-1(b)(3)(ii) (“Designated Individual”) shall be reimbursed and indemnified by the Partnership for all claims, liabilities, losses, costs, damages and expenses, and for reasonable legal and accounting fees, incurred in connection with the performance of its duties as Partnership Representative or Designated Individual, as applicable, in accordance with the terms hereof, unless the actions of the Partnership Representative or the Designated Individual, as applicable constitute gross negligence or intentional misconduct.

(b) Each Partner hereby covenants to cooperate with the Partnership Representative and to do or refrain from doing any or all things reasonably requested by the Partnership Representative with respect to examinations of the Partnership’s affairs by tax authorities (including, without limitation, promptly filing amended tax returns and promptly paying any related taxes, including penalties and interest) and shall provide promptly and update as necessary at any times requested by the Partnership Representative, all information, documents, self-certifications, tax identification numbers, tax forms, and verifications thereof, that the Partnership Representative deems necessary in connection with (1) any information required for the Partnership to determine the application of Sections 6221-6235 of the Code to the Partnership; (2) an election by the Partnership under Section 6221(b) or 6226 of the Code, and (3) an audit or a final adjustment of the Partnership by a tax authority. The Partnership and the Partners hereby agree and acknowledge that (i) the actions of the Partnership Representative in connection with examinations of the Partnership’s affairs by tax authorities shall be binding on the Partnership and the Partners; and (ii) neither the Partnership nor the Partners have any right to contact the IRS with respect to an examination of the Partnership or participate in an audit of the Partnership or proceedings under Sections 6221-6235 of the Code.

(c) The Partners acknowledge that the Partnership intends to elect the application of Section 6221(b) of the Code (the “Opt-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. If the Partnership is not eligible to make such election, the Partners acknowledge that the Partnership intends to elect the application of Section 6226 of the Code (the “Push-out Election”) for its first taxable year beginning on or after January 1, 2018 and for each Fiscal Year thereafter. This acknowledgement applies to each Partner whether or not the Partner owns a Partnership Interest in both the reviewed year and the year of the tax adjustment. If the Partnership elects the application of Section 6226 of the Code, the Partners shall take into account and report to the IRS (or any other applicable tax authority) any adjustment to their tax items for the reviewed year of which they are notified by the Partnership in a written statement, in the manner provided in Section 6226(b), whether or not the Partner owns a Partnership Interest at such time. Any Partner that fails to report its share of such adjustments on its tax return, shall indemnify and hold harmless the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership as a result of the Partner’s failure. In addition, each Partner shall indemnify and hold the Partnership, the General Partner, the Partnership Representative, and each of their Affiliates harmless from and against any and all liabilities related to taxes (including penalties and interest) imposed on the Partnership (i) pursuant to Section 6221 of the Code, which liabilities relate to adjustments that would have been made to the tax items allocated to such Partner had such adjustments been made for a tax year beginning prior to January 1, 2018 (and assuming that the Partnership had not made an election to have Section 6221 of the Code apply for such earlier tax years) and (ii) resulting from or attributable to such Partner’s failure to comply with the preceding subsection (b) or this subsection (c). Each Partner acknowledges and agrees that no Partner shall have any claim against the Partnership, the General Partner, the Partnership Representative, or any of their Affiliates for any tax, penalties or interest resulting from the Partnership’s election under Section 6226 of the Code.

(d) If the Partnership does not make an election under Section 6226 of the Code, the amount of any imputed underpayment assessed upon the Partnership, pursuant to Code Section 6232, attributable to a Partner (or former Partner), as reasonably determined by the Partnership Representative, shall be treated as a withholding tax with respect to such Partner. To the extent any portion of such imputed underpayment cannot be withheld from a current distribution, any such Partner (or former Partner) shall be liable to the Partnership for the amount that cannot be withheld and agrees to pay such amount to the Partnership. Any such amount withheld, or any such payment shall not be treated as a Capital Contribution for purposes of any provision herein that affects distributions to the Partners and any amount not paid by any such Partner (or former Partner) at the time reasonably requested by the Partnership Representative shall accrue interest at the rate set by the IRS for the underpayment of federal taxes, compounded quarterly, until paid.

(e) The provisions of this Section 10 shall survive the termination of the Partnership, the termination of this Agreement and, with respect to any Partner, the transfer or assignment of any portion of such Partner’s Partnership Interest.

(f) The Partnership Representative shall keep the Partners reasonably informed as to the status of any tax investigations, audits, lawsuits or other judicial or administrative tax proceedings and shall promptly copy all other Partners on any correspondence to or from the IRS or applicable state, local or foreign tax authority relating to such proceedings. The Partnership Representative shall inform the IRS, as promptly as possible upon the commencement of any examination or proceeding, of the tax-exempt status of any Partners and shall take any actions or refrain from taking any action to the extent necessary to preserve the tax-exempt status of such Partners and shall afford such Partners tax-free treatment, to the extent permissible under the Code. The Partnership Representative has an obligation to perform its duties as the Partnership Representative in good faith and in such manner as will serve the best interests of the Partnership and all of the Partners.

(g) The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership as provided in Section 709 of the Code.

10.6. Reports Made Available to Limited Partners.

(a) As soon as practicable after the close of each fiscal quarter (other than the last quarter of the fiscal year), upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner a quarterly report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal quarter, presented in accordance with generally accepted accounting principles. As soon as practicable after the close of each fiscal year, upon written request by a Limited Partner to the General Partner, the General Partner will make available, without cost, to each Limited Partner an annual report containing financial statements of the Partnership, or of the General Partner if such statements are prepared solely on a consolidated basis with the General Partner, for such fiscal year, presented in accordance with generally accepted accounting principles.

(b) Any Partner shall further have the right to a private audit of the books and records of the Partnership at the expense of such Partner, provided such audit is made for Partnership purposes and is made during normal business hours.

ARTICLE 11

AMENDMENT OF AGREEMENT; MERGER

The General Partner’s consent shall be required for any amendment to this Agreement. The General Partner, without the consent of the Limited Partners, may amend this Agreement in any respect or merge or consolidate the Partnership with or into any other partnership or business entity (as defined in Section 17-211 of the Act) in a transaction pursuant to Section 7.1(b), (c) or (d) hereof; provided, however, that the following amendments and any other merger or consolidation of the Partnership shall require the consent of the General Partner and holders of a majority of the Common Units:

(a) any amendment affecting the operation of the Conversion Factor or the Exchange Right (except as provided in Section 8.4(d) or 7.1(c) hereof) in a manner adverse to the Limited Partners;

(b) any amendment that would adversely affect the rights of the Limited Partners to receive the distributions payable to them hereunder, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.2 hereof;

(c) any amendment that would alter the Partnership’s allocations of Profit and Loss to the Limited Partners, other than with respect to the issuance of additional Partnership Interests pursuant to Section 4.2 hereof; or

(d) any amendment that would impose on the Limited Partners any obligation to make additional Capital Contributions to the Partnership.

ARTICLE 12

GENERAL PROVISIONS

12.1. Notices. All communications required or permitted under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or upon deposit in the United States mail, registered, postage prepaid return receipt requested, to the Partners at the addresses set forth in Exhibit A attached hereto; provided, however, that any Partner may specify a different address by notifying the General Partner in writing of such different address. Notices to the Partnership shall be delivered at or mailed to its specified office.

12.2. Survival of Rights. Subject to the provisions hereof limiting transfers, this Agreement shall be binding upon and inure to the benefit of the Partners and the Partnership and their respective legal representatives, successors, transferees and assigns.

12.3. Additional Documents. Each Partner agrees to perform all further acts and execute, swear to, acknowledge and deliver all further documents which may be reasonable, necessary, appropriate or desirable to carry out the provisions of this Agreement or the Act.

12.4. Severability. If any provision of this Agreement shall be declared illegal, invalid, or unenforceable in any jurisdiction, then such provision shall be deemed to be severable from this Agreement (to the extent permitted by law) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof.

12.5. Entire Agreement. This Agreement and exhibits attached hereto constitute the entire Agreement of the Partners and supersede all prior written agreements and prior and contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

12.6. Pronouns and Plurals. When the context in which words are used in the Agreement indicates that such is the intent, words in the singular number shall include the plural and the masculine gender shall include the neuter or female gender as the context may require.

12.7. Headings. The Article headings or sections in this Agreement are for convenience only and shall not be used in construing the scope of this Agreement or any particular Article.

12.8. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

12.9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 12.9.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Fourth Amended and Restated Limited Partnership Agreement, all as of the date and year first above written.

GENERAL PARTNER:

SMARTSTOP SELF STORAGE REIT, INC.

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

CLASS A-1 LIMITED PARTNER:

SMARTSTOP OP HOLDINGS, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

OTHER LIMITED PARTNERS:

SS GROWTH ADVISOR, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

SS TORONTO REIT ADVISORS, LLC

By: /s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

[Signature Page to Fourth Amended and Restated Limited Partnership Agreement of SmartStop OP, L.P. ] IF = IF 42 = DOCPROPERTY "CUS_DocIDEndAdjustedPageNumber"57 1 00 * IF COMPARE SECTION 3 = DOCPROPERTY "CUS_DocIDEndSectionNumber"20 = 1 1 000 = 1 DOCPROPERTY "CUS_DocIDChunk0"4927-5617-2293 v.8

EXHIBIT B

NOTICE OF EXERCISE OF EXCHANGE RIGHT

In accordance with Section 8.4 of the Fourth Amended and Restated Limited Partnership Agreement (the “Agreement”) of SmartStop OP, L.P., the undersigned hereby irrevocably (i) presents for exchange _________ Common Units in SmartStop OP, L.P., in accordance with the terms of the Agreement and the Exchange Right referred to in Section 8.4 thereof, (ii) surrenders such Common Units and all right, title and interest therein, and (iii) directs that the Cash Amount or REIT Shares Amount (as defined in the Agreement) as determined by the General Partner deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Shares (as defined in the Agreement) are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned agrees that the General Partner may give its notice via email at the address provided below if the General Partner elects to exercise its right to purchase the Common Units. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

Dated:	________________________________

(Name of Limited Partner)

(Signature of Limited Partner) ______________________________________
(Mailing Address)

_____________________________________
(City) (State) (Zip Code)

(Email Address)

If REIT Shares are to be issued, issue to:

Name:

__________________________________

Social Security or Tax I.D. Number:

__________________________________

Check this box if Limited Partner is electing to convert LTIP Units pursuant to Section 8 of Exhibit D of the Agreement into the Common Units subject to this Notice of Exercise of Exchange Right

ACKNOWLEDGMENT

STATE OF _______________ §

§

COUNTY OF _____________ §

The foregoing instrument was acknowledged before me by means of ☐ physical presence or ☐ online notarization, this _____ day of _______________, 20__ by _________________, who is personally known to me or who produced _______________________ as identification.

Signature of Notary

_____________________________________

Notary Printed Name

My Commission Expires: ________________

(Official Seal)

NOTICE OF EXERCISE OF PURCHASE RIGHT

SmartStop OP, L.P. is in receipt of the Notice of the Exercise of the Exchange Right of [name of Exchanging Partner] (the “Notice of Exchange”). SmartStop Self Storage REIT, Inc. hereby elects to purchase the Common Units set forth in such Notice of Exchange pursuant to the terms of Section 8.4 of the Fourth Amended and Restated Limited Partnership Agreement (the “Agreement”) of SmartStop OP, L.P. Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Agreement.

Dated: ____________________________

SMARTSTOP SELF STORAGE REIT, INC.,

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer

EXHIBIT C

DESCRIPTION OF CLASS A-1 UNITS

The Partnership has issued the Class A-1 Units. The Class A-1 Units shall have the following terms, rights and restrictions:

1.
Rights and Obligations; Exchangeability. Other than as set forth in this Exhibit C, the Class A-1 Units shall be entitled to all rights, and shall be obligated to perform all duties, on parity with the Common Units in the Partnership as set forth in the Fourth Amended and Restated Limited Partnership Agreement (the “Agreement”). In the event of an exchange of Class A-1 Units for REIT Shares, as described in the Agreement, including but not limited to Section 8.4 thereof, the Class A-1 Units shall be exchangeable on a 1:1 basis with REIT Shares.
2.
Vote on Extraordinary Matters. If the General Partner seeks to submit an Extraordinary Matter for a vote of the Stockholders, the General Partner agrees that the consent of the Partnership will be required (the “OP Consent”). The OP Consent will be determined by a vote of the Partners, and the General Partner hereby agrees that its vote on the OP Consent will be voted in proportion to the votes cast by the Stockholders on the Extraordinary Matter. The term Extraordinary Matter means any merger, sale of all or substantially all of the assets, share exchange, conversion, dissolution or charter amendment, in each case where the vote of the Stockholders is required under Maryland law.
3.
Applicability of the Agreement. To the extent not inconsistent with the terms set forth in this Exhibit C, the Class A-1 Units are subject to the terms of the Agreement which apply to Limited Partnership Interests and Partnership Units generally. All defined terms not otherwise defined in this Exhibit C shall have the definitions set forth in the remainder of the Agreement.

EXHIBIT D

SMARTSTOP OP, L.P.

LTIP UNIT DESIGNATION

1. Designation. Pursuant to Section 4.2(a) of the Fourth Amended and Restated Limited Partnership Agreement (the “Agreement”), the General Partner hereby designates a class of Partnership Units in the Partnership designated as “LTIP Units.” The LTIP Units issued may be time based or performance based. The number of LTIP Units that may be issued is not limited by this Agreement. For purposes of computing the Partners’ Percentage Interests, holders of LTIP Units shall be treated as Common Unitholders and LTIP Units shall be treated as Common Units.

2. Vesting Generally. LTIP Units may, pursuant to the Plan, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a LTIP Unit Agreement. The terms of any LTIP Unit Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement, if applicable. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of a LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”

3. Forfeiture. Upon the forfeiture of any LTIP Units in accordance with the applicable LTIP Unit Agreement (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date and with respect to such units prior to the effective date of the forfeiture. Upon a forfeiture of any Unvested LTIP Units by any Partner, gross items of income, gain, loss or deduction shall be allocated to such Partner if and to the extent required by final Regulations promulgated after the Effective Date of this Agreement to ensure that allocations made with respect to all Unvested LTIP Units are recognized under Section 704(b) of the Code. Except as otherwise provided in this Agreement (including without limitation the Plan (or other applicable equity plan) and the applicable LTIP Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 14, below, calculated with respect to such holder’s remaining LTIP Units, if any.

4. Adjustments. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including without limitation complying with the following procedures. If an “Adjustment Event,” as defined below, occurs, then the General Partner shall take any action reasonably necessary, including any amendment to this Agreement, and/or any LTIP Unit Agreement adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. The following shall be “Adjustment Events”: (i) the Partnership makes a distribution on all outstanding Common Units in Partnership Units other than Common Units, (ii) the Partnership subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, (iii) the Partnership issues any Partnership Units other than Common Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units or (iv) any other non-recurring event or transaction that would, as determined by the General Partner in its sole discretion, have the similar effect of unjustly diluting or expanding the rights conferred by outstanding LTIP Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units needs be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Common Units other than an Adjustment Event and in the opinion of the General Partner such action would require an action to maintain the one-to-one correspondence described above, the General Partner shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the General Partner, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Partnership shall mail a notice to each holder of LTIP Units setting forth the adjustment to his or her LTIP Units and the effective date of such adjustment.

5. Distributions.

(a) Except as otherwise provided in this Agreement, any LTIP Unit Agreement or by the General Partner with respect to any particular class or series of LTIP Units, holders of LTIP Units shall be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions in accordance with Section 5.2 of the Agreement in an amount per unit equal to the amount that would have been payable to such holders if the LTIP Units had been Common Units for the quarterly or other period to which such distributions relate (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate). Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the General Partner out of funds or other property legally available for the payment of distributions, distributions upon liquidation of the Partnership in accordance with Section 5.6 of the Agreement. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the General Partner. Absent a contrary determination by the General Partner, the payment dates for such distributions shall be the same as the corresponding date relating to the corresponding distribution on the Common Units. The record date for determining which holders of LTIP Units are entitled to receive distributions shall be the Partnership Record Date. Notwithstanding anything in the forgoing to the contrary, prior to the Distribution Participation Date (defined below), each LTIP Unit will only be entitled to receive such distributions (other than distributions representing proceeds of a sale or other disposition of all or substantially all of the assets of the Partnership) in an amount equal to the product of the LTIP Unit Initial Sharing Percentage for such LTIP Unit and the amount otherwise distributable with respect to such LTIP Unit pursuant to this Section 5(a). The “LTIP Unit Initial Sharing Percentage” shall be ten percent (10%).

(b) The “Distribution Participation Date” for each LTIP Unit will be such date as may be specified in the LTIP Unit Agreement or other documentation pursuant to which such LTIP Units are issued. If no Distribution Participation Date is so specified, the Distribution Participation Date shall be the date on which such LTIP Units are issued.

6. Allocations. Commencing with the portion of the taxable year of the Partnership that begins on the Distribution Participation Date, each LTIP Unit shall be allocated Profits and Losses in an amount per unit equal to the amount that would have been allocated to such holders if the LTIP Units had been Common Units. Prior to the Distribution Participation Date, each LTIP Unit will only be entitled to receive allocations of Profits and Losses in an amount equal to the product of the LTIP Unit Initial Sharing

Percentage and the amount allocable with respect to such LTIP Unit pursuant to this Section 6 as of the Distribution Participation Date.

7. Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the General Partner, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and/or the Plan (or any other applicable equity plan), apply to the LTIP Unit.

8. Conversion to Common Units.

(a) A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at his or her option, at any time to convert all or a portion of his or her Vested LTIP Units into Common Units, taking into account all adjustments (if any) made pursuant to Section 4, above; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party to the extent not subject to the limitation on conversion under Section 8(b) below. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause his or her Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 8(b) below), such Qualifying Party may give the Partnership a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Partnership subject to such condition. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 8.

(b) A Qualifying Party may convert his or her Vested LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 4, above. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds the number of his or her LTIP Units multiplied by his or her Capital Account Limitation. In order to exercise his or her Conversion Right, a Qualifying Party shall deliver a notice (a “Conversion Notice”) in the form attached as Exhibit 1 to the LTIP Designation to the Partnership (with a copy to the General Partner) not less than three (3) nor more than ten (10) days prior to a date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the General Partner has not given to the Qualifying Party notice of a proposed or upcoming Partnership Transaction (as defined below) at least thirty (30) days prior to the effective date of such Partnership Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) day after such notice from the General Partner of a Partnership Transaction or (y) the third (3rd) Business Day immediately preceding the effective date of such Partnership Transaction. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Partnership that all Vested LTIP Units to be converted pursuant to this Section 8 shall be free and clear of all liens. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Exchange pursuant to Section 8.4 of the Agreement relating to such Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Partnership shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if he or she so wishes, the Common Units into which his or her Vested LTIP Units will be converted can be redeemed by the Partnership pursuant to Section 8.4 of the Agreement simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership’s redemption obligation with respect to such Common Units under Section 8.4 of the Agreement by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to him or her simultaneously with the conversion of his or her Vested LTIP Units into Common Units. The General Partner shall cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(c) The Partnership, at any time at the election of the General Partner, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 4, above; provided, however, that the Partnership may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the option of such Qualifying Party pursuant to Section 8(b), above. In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a “Forced Conversion Notice”) in the form attached hereto as Exhibit 2 to the LTIP Designation to the applicable holder of LTIP Units not less than ten (10) nor more than sixty (60) days prior to the Conversion Date specified in such Forced Conversion Notice.

(d) A conversion of Vested LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such holder of LTIP Units shall be credited on the books and records of the Partnership as of the opening of business on the next day with the number of Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, a certificate of the General Partner certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The assignee of any Limited Partner pursuant to Sections 9.3 and 9.4 of the Agreement may exercise the rights of such Limited Partner pursuant to this Section 8 and such Limited Partner shall be bound by the exercise of such rights by the assignee.

(e) For purposes of making future allocations under Section 14, below, and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable LTIP Unitholder that is treated as attributable to his or her LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f) If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Partnership’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Partnership Transaction”), then the General Partner shall, immediately prior to the Partnership Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Partnership Transaction or that would occur in connection with the Partnership Transaction if the assets of the Partnership were sold at the Partnership Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Common Units in the context of the Partnership Transaction (in which case the Conversion Date shall be the effective date of the Partnership Transaction and the conversion shall occur immediately prior to the effectiveness of the Partnership Transaction). In anticipation of such Forced Conversion and the consummation of the Partnership Transaction, the Partnership shall use commercially reasonable efforts to cause each holder of LTIP Units to be afforded the right to receive in connection with such Partnership Transaction in consideration for the Common Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Partnership Transaction by a holder of the same number of Common Units, assuming such holder is not a Person with which the Partnership consolidated or into which the Partnership merged or which merged into the Partnership or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Partnership Transaction, prior to such Partnership Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such opportunity, and shall use commercially reasonable efforts to afford the LTIP Unitholder the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Common Units in connection with such Partnership Transaction. If a holder of LTIP Units fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of Common Units would receive if such holder of Common Units failed to make such an election. Subject to the rights of the Partnership and the General Partner under any LTIP Unit Agreement and the relevant terms of the Plan or any other applicable equity plan, the Partnership shall use commercially reasonable effort to cause the terms of any Partnership Transaction to be consistent with the provisions of this Section 8(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any holder of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Partnership Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Partnership Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to the Common Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholder.

9. Section 83 Safe Harbor. Each Partner authorizes the General Partner to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Partnership Interest that is transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the General Partner determines that the Partnership should make such election, the General Partner is hereby authorized to amend this Agreement without the consent of any other Partner to provide that (i) the Partnership is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Partnership and each of its Partners (including any Person to whom a Partnership Interest, including an LTIP Unit, is transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Partnership Interests transferred in connection with the performance of services while such election remains in effect and (iii) the Partnership and each of its Partners will take all actions necessary, including providing the Partnership with any required information, to permit the Partnership to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the General Partner determines, in its sole discretion, that the Partnership should terminate such election. The General Partner is further authorized to amend this Agreement to modify it to the extent the General Partner determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Partnership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Partner expressly confirms that it will be legally bound by any such amendment.

10. Profits Interests. The LTIP Units are intended to qualify and shall be treated under this Agreement as “profits interests” within the meaning of Revenue Procedure 93-27 as clarified by Revenue Procedure 2001-43, and the Partnership shall treat such LTIP Unitholders as holding “profits interests” in the Partnership for all purposes of this Agreement in respect of such LTIP Units so issued. The intent of this Section 10 is to ensure that any LTIP Units qualify as profits interests under Revenue Procedures 93-27 and 2001-43 and this Section 10 shall be interpreted and applied consistently therewith. To the extent provided for in Treasury Regulations, revenue rulings, revenue procedures and/or other IRS guidance issued after the date hereof, the Partnership is hereby authorized to, and at the direction of the General Partner shall, elect a safe harbor which the fair market value of any LTIP Unit issued after the effective date of such Regulations (or other guidance) will be treated as equal to the liquidation value of such LTIP Units (i.e., a value equal to the total amount that would be distributed with respect to such LTIP Units if the Partnership sold all of its assets for their fair market value immediately after the issuance of such LTIP Units satisfied its liabilities (excluding any non-recourse liabilities to the extent the balance of such liabilities exceeds the fair market value of the assets that secure them) and distributed the net proceeds to the Partners under the terms of this Agreement). In the event that the Partnership makes a safe harbor election as described in the preceding sentence, each Partner hereby agrees to comply with all safe harbor requirements with respect to transfers of such LTIP Units while the safe harbor election remains effective. The terms and conditions of each LTIP Unit Agreement shall be consistent with the provisions of this Section 10.

11. Redemption. No redemption rights shall apply with respect to LTIP Units unless and until they are converted to Common Units as provided in Section 8, above.

12. Voting. LTIP Unitholders shall have the same voting rights as Partners holding Common Units, with the LTIP Units voting together as a single class with the Common Units and having one vote per LTIP Unit and LTIP Unitholders shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted or provision is made for such conversion to occur as of or prior to such time into Common Units.

13. Transfer. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plan (or any other applicable equity plan) and except as expressly provided in this Agreement with respect to LTIP Units, a LTIP Unitholder shall be entitled to transfer his or her LTIP Units to the same extent, and subject to the same restrictions as holders of Common Units are entitled to transfer their Common Units under this Agreement.

14. Special Allocations with Respect to Eligible Units. In the event that Liquidating Gains are allocated under this Section 14, Profits allocable under Section 5.1(a)(i) of the Agreement and any Losses allocable under Section 5.1(a)(ii) of the Agreement shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 5.1 of the Agreement, and notwithstanding the provisions of Sections 5.1(a)(i) and 5.1(a)(ii) of the Agreement, any Liquidating Gains shall first be allocated to the holders of the Class A-1 Units which were converted from the prior Class A-2 Units (if eligible) and thereafter to the holders of Eligible Units until the Economic Capital Account Balances of such holders, to the extent attributable to their ownership of Eligible Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their Eligible Units. Any such allocations shall be made among the holders of Eligible Units in proportion to the amounts required to be allocated to each under this Section 14. The parties agree that the intent of this Section 14 is to make the Capital Account balances of the LTIP Unitholders with respect to their LTIP Units economically equivalent to the Capital Account balance of the holders of the Common Units (on a per unit basis), but only to the extent that, at the time any Liquidating Gain is to be allocated, the Partnership has recognized cumulative revaluation gains with respect to its assets since the issuance of the LTIP Unit.

Exhibit 1

TO THE

LTIP UNIT DESIGNATIOn

NOTICE OF ELECTION BY PARTNER TO CONVERT

LTIP UNITS INTO COMMON UNITS

The undersigned LTIP Unitholder hereby irrevocably (i) elects to convert the number of LTIP Units in SmartStop OP, L.P. (the “Partnership”) set forth below into Common Units in accordance with the terms of the Fourth Amended and Restated Limited Partnership Agreement of the Partnership, as amended; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion to be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Partnership; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unitholder:

_____________________________________

Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:____________________________

Date of this Notice:_____________________

_____________________________________

Signature of LTIP Unitholder

____________________________________

Street Address

Exhibit 2

TO THE

LTIP UNIT DESIGNATIOn

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION

OF LTIP UNITS INTO COMMON UNITS

SmartStop OP, L.P. (the “Partnership”) hereby irrevocably (i) elects to cause the number of LTIP Units held by the LTIP Unitholder set forth below to be converted into Common Units in accordance with the terms of Fourth Amended and Restated Limited Partnership Agreement of the Partnership, as amended.

Name of LTIP Unitholder:

_____________________________________

Please Print Name as Registered with Partnership

Number of LTIP Units to be Converted:____________________________

Date of this Notice:_____________________

SMARTSTOP OP, L.P.

By: SmartStop Self Storage REIT, Inc.,

its sole general partner

By:
Name: H. Michael Schwartz
Title: Chief Executive Officer